                                                               EXECUTION VERSION
================================================================================







                       MORGAN STANLEY ABS CAPITAL I INC.,
                                  AS DEPOSITOR,



                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,
                                   AS TRUSTEE,



                                       AND



                      COUNTRYWIDE HOME LOANS SERVICING, LP,
                                   AS SERVICER



                               SERVICING AGREEMENT



                            DATED AS OF JUNE 1, 2003



                MORGAN STANLEY ABS CAPITAL I INC. TRUST 2003-SD1



                       MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2003-SD1








================================================================================

                                TABLE OF CONTENTS


                                    ARTICLE I

                                   DEFINITIONS

Section 1.01      Defined Terms...................................................................................1
Section 1.02      Accounting.....................................................................................14


                                   ARTICLE II

                          ADMINISTRATION AND SERVICING
                              OF THE MORTGAGE LOANS

Section 2.01      Servicer to Act as Servicer....................................................................14
Section 2.02      Collection of Mortgage Loan Payments...........................................................15
Section 2.03      Realization Upon Defaulted Mortgage Loans......................................................16
Section 2.04      Collection Account.............................................................................17
Section 2.05      Permitted Withdrawals From the Collection Account..............................................18
Section 2.06      Tax Service Contracts; Establishment of Escrow Accounts; Deposits in Escrow Accounts...........19
Section 2.07      Permitted Withdrawals From Escrow Account......................................................19
Section 2.08      Payment of Taxes, Insurance and Other Charges; Collections Thereunder..........................20
Section 2.09      Transfer of Accounts...........................................................................20
Section 2.10      Maintenance of Hazard Insurance................................................................20
Section 2.11      Maintenance of Mortgage Impairment Insurance Policy............................................21
Section 2.12      Fidelity Bond, Errors and Omissions Insurance..................................................21
Section 2.13      Title, Management and Disposition of REO Property..............................................22
Section 2.14      Due-on-Sale Clauses; Assumption and Substitution Agreements....................................23
Section 2.15      Notification of Adjustments....................................................................24
Section 2.16      Optional Purchases of Mortgage Loans by Servicer...............................................24
Section 2.17      Trustee to Cooperate; Release of Files.........................................................24
Section 2.18      Servicing Compensation.........................................................................26
Section 2.19      Annual Statement as to Compliance..............................................................26
Section 2.20      Annual Independent Certified Public Accountants' Reports.......................................26
Section 2.21      Access to Certain Documentation and Information Regarding the Mortgage Loans...................26
Section 2.22      Substitution Adjustment Amounts................................................................26
Section 2.23      Obligations of the Servicer in Respect of Compensating Interest................................27
Section 2.24      Obligations of the Servicer in Respect of Mortgage Interest Rates and Monthly Payments.........27
Section 2.25      Investment of Funds in the Collection Account..................................................27
Section 2.26      Liability of Servicer; Indemnification.........................................................28
Section 2.27      Reports of Foreclosure and Abandonment of Mortgaged Properties.................................28
Section 2.28      Remittance Reports; Advances...................................................................29
Section 2.29      Periodic Filings...............................................................................29
Section 2.30      Gramm-Leach-Bliley.............................................................................30


                                   ARTICLE III


                                   [RESERVED]


                                   ARTICLE IV

                         THE SERVICER AND THE DEPOSITOR

Section 4.01      Liability of the Servicer and the Depositor....................................................31


                                       i




Section 4.02      Merger or Consolidation of, or Assumption of the Obligations of  the Servicer or the
                  Depositor......................................................................................31
Section 4.03      Limitation on Liability of the Servicer and Others.............................................31
Section 4.04      Servicer Not to Resign.........................................................................32
Section 4.05      Delegation of Duties...........................................................................32
Section 4.06      Representations, Warranties and Covenants of the Servicer......................................32


                                    ARTICLE V

                                     DEFAULT

Section 5.01      Servicer Events of Termination.................................................................34
Section 5.02      Trustee to Act; Appointment of Successor.......................................................35
Section 5.03      Waiver of Defaults.............................................................................36
Section 5.04      Notification to Certificateholders.............................................................36
Section 5.05      Survivability of Servicer Liabilities..........................................................36


                                   ARTICLE VI

                                   TERMINATION

Section 6.01      Termination....................................................................................36


                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

Section 7.01      Amendment......................................................................................37
Section 7.02      Recordation of Agreement; Counterparts.........................................................37
Section 7.03      Governing Law; Jurisdiction....................................................................38
Section 7.04      Notices........................................................................................38
Section 7.05      Severability of Provisions.....................................................................38
Section 7.06      Article and Section References.................................................................38
Section 7.07      Notice to the Rating Agencies..................................................................39
Section 7.08      Further Assurances.............................................................................39
Section 7.09      Benefits of Agreement..........................................................................39
Section 7.10      Acts of Certificateholders.....................................................................39
Section 7.11      Third Party Beneficiary........................................................................40
Section 7.12      Non-Solicitation...............................................................................40


                                    EXHIBITS:

Exhibit A         Mortgage Loan Schedule
Exhibit B         Form of Request for Release
Exhibit C         Form of Remittance Report
Exhibit D         Form of Certification
Exhibit E         Annual Certifications
Exhibit F         Form of Master Reporting Agreement

         This Servicing Agreement is dated as of June 1, 2003 (the "Agreement"), among MORGAN STANLEY ABS CAPITAL I INC., a Delaware corporation, as depositor (the "Depositor"), WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, as trustee (the "Trustee"), and COUNTRYWIDE HOME LOANS SERVICING, LP, a Texas limited partnership, as servicer (the "Servicer").


                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Depositor intends to sell pass-through certificates (collectively, the "Certificates"), which are to be issued pursuant to a pooling agreement, dated as of June 1, 2003 (the "Pooling Agreement"), among the Depositor, the Seller, the Trustee, the Master Reporting Agent and the Custodian (each, as hereinafter defined).

         WHEREAS, the Certificates will be backed by certain Mortgage Loans.

         WHEREAS, the Servicer, the Trustee and the Depositor have agreed that the Servicer shall service certain of such Mortgage Loans on behalf of the Depositor and the parties hereto desire to provide the mechanics of such servicing by the Servicer.

         NOW, THEREFORE, in consideration of the mutual covenants made herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:


                                   ARTICLE I

                                   DEFINITIONS

         Section 1.01  Defined Terms.

         Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         "1934 Act":  The Securities Exchange Act of 1934, as amended.

         "60+ Day Delinquent Loan": Each Mortgage Loan with respect to which any portion of a Monthly Payment is, as of the last day of the prior Collection Period, two months or more past due (other than a Re-Performing 60+ Day Delinquent Loan), each Mortgage Loan in foreclosure, all REO Property and each Mortgage Loan for which the Mortgagor has filed for bankruptcy after the Closing Date.

         "Account": Any of the Collection Account, the Distribution Account or the Arrearage Reserve Account.

          "Actuarial Mortgage Loan": Any Mortgage Loan other than a Simple Interest Mortgage Loan.

         "Adjustable-Rate Mortgage Loan": A Mortgage Loan which has a rate at which interest accrues that adjusts based on an Index plus a related Gross Margin, as set forth and subject to the limitations in the related Mortgage Note.

         "Adjustment Date": With respect to each Adjustable-Rate Mortgage Loan, each adjustment date, on which the Mortgage Interest Rate of an Adjustable-Rate Mortgage Loan changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each Adjustable-Rate Mortgage Loan is set forth in the Mortgage Loan Schedule.

         "Advance": As to any Actuarial Mortgage Loan, any advance made by the Servicer in respect of any Distribution Date pursuant to Section 2.28.

         "Affiliate": With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

         "Agreement": This Servicing Agreement and all amendments and supplements hereto.

         "Applicable Regulations": As to any Mortgage Loan, all federal, state and local laws, statutes, rules and regulations applicable thereto, including with respect to each FHA Loan, if any, the FHA Regulations and the related FHA Insurance Contract, if any.

         "Arrearage Reserve Account": The trust account or accounts by such name created and maintained pursuant to the Pooling Agreement.

         "Balloon Mortgage Loan": A Mortgage Loan that provides for the payment of the unamortized principal balance of such Mortgage Loan in a single payment at the maturity of such Mortgage Loan that is substantially greater than the preceding monthly payment.

         "Balloon Payment": A payment of the unamortized principal balance of a Mortgage Loan in a single payment at the maturity of such Mortgage Loan that is substantially greater than the preceding Monthly Payment.

         "Bankruptcy Code":  Title 11 of the United States Code, as amended.

         "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Delaware, the State of New York, the State of California, the State of Texas or in the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

         "Certificate":  As defined in the Recitals hereto.

         "Certificate Register": The register maintained pursuant to the Pooling Agreement.

         "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, in accordance with the Pooling Agreement.

         "Certification":  As defined in Section 2.29(b) hereof.

         "Class P Certificate":  As defined in the Pooling Agreement.

         "Class R Certificate":  As defined in the Pooling Agreement.

         "Class X Certificate":  As defined in the Pooling Agreement.

         "Closing Date":  June 30, 2003.

         "Code": The Internal Revenue Code of 1986, as it may be amended from time to time.

         "Collection Account": The account or accounts created and maintained by the Servicer pursuant to Section 2.04, which shall be entitled "Collection Account, Countrywide Home Loans Servicing, LP, as Servicer for the Trust under the Servicing Agreement dated as of June 1, 2003 between Morgan Stanley ABS Capital I Inc., as Depositor, Wells Fargo Bank Minnesota, National Association, as Trustee and Countrywide Home Loans Servicing, LP, as Servicer, in trust for registered Holders of Morgan Stanley ABS Capital I Inc. Trust 2003-SD1, Mortgage Pass-Through Certificates, Series 2003-SD1", and which must be an Eligible Account.

         "Collection Period": With respect to any Distribution Date or Servicer Remittance Date, the period from the second day of the calendar month preceding the month in which such Distribution Date or Servicer Remittance Date occurs through the first day of the month in which such Distribution Date or Servicer Remittance Date occurs.

         "Combined Amortized Loan-to-Value Ratio": As of any date and Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is (i) the Principal Balance of the Mortgage Loan, as of such date of determination, plus
(ii) the principal balance of any related senior mortgage loan at the time of origination of such Mortgage Loan, and the denominator of which is the Value at the time of origination of such Mortgage Loan, of the related Mortgaged Property.

         "Compensating Interest": As defined in Section 2.23 hereof.

         "Condemnation Proceeds": All awards or settlements in respect of a taking of a Mortgaged Property by exercise of the power of eminent domain or condemnation.

         "Conventional Mortgage Loan": Any Mortgage Loan that is not an FHA
Loan.

         "Corporate Trust Office": With respect to the Trustee, the principal corporate trust office of the Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located, for certificate transfer purposes, at Sixth Street and Marquette Avenue, MAC N9311-161, Minneapolis, MN 55479, Attention: Corporate Trust Services--MSAC 2003-SD1, and for all other purposes at, 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Corporate Trust Services--MSAC 2003-SD1, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Custodian, the Servicer and the Master Reporting Agent.

         "Custodian": Deutsche Bank National Trust Company, a Delaware corporation, or any successor in interest.

         "Cut-off Date": June 1, 2003.

         "Debt Service Reduction": With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

         "Defective Mortgage Loan": A Mortgage Loan replaced or to be replaced by one or more Eligible Substitute Mortgage Loans.

         "Deficient Valuation": With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

         "Delinquent Loan": A Mortgage Loan for which the related Monthly Payment due on any Due Date is not received by the close of business on the next scheduled Due Date for such Mortgage Loan.

         "Depositor": Morgan Stanley ABS Capital I Inc., a Delaware corporation, or any successor in interest.

         "Determination Date": With respect to any Distribution Date, the 10th day of the calendar month in which such Distribution Date occurs or, if such 10th day is not a Business Day, the Business Day immediately preceding such 10th day.

         "Distribution Account": The trust account or accounts by such name created and maintained by the Trustee pursuant to the Pooling Agreement.

         "Distribution Date": The 25th day of any calendar month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in July 2003.

         "Due Date": With respect to each Mortgage Loan and any Distribution Date, the day of the calendar month in which such Distribution Date occurs on which the Monthly Payment for such Mortgage Loan was due, exclusive of any grace period.

         "Eligible Account": Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated in one of the top two rating categories by each of the Rating Agencies at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the FDIC (to the limits established by such corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders will have a claim with respect to the funds in such account or a perfected first priority security interest against such collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity or (iv) an account otherwise acceptable to each Rating Agency without reduction or withdrawal of their then current ratings of the Certificates as evidenced by a letter from each Rating Agency to the Trustee. Eligible Accounts may bear interest.

         "Eligible Substitute Mortgage Loan": A mortgage loan substituted for a Defective Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of, and not more than 10% less than, the outstanding principal balance of the Defective Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Interest Rate, with respect to a Fixed-Rate Mortgage Loan, not less than the Mortgage Interest Rate of the Defective Mortgage Loan and not more than 1% in excess of the Mortgage Interest Rate of such Defective Mortgage Loan,
(iii) if an Adjustable-Rate Mortgage Loan, have a Maximum Loan Rate not less than the Maximum Loan Rate for the Defective Mortgage Loan, (iv) if an Adjustable-Rate Mortgage Loan, have a Minimum Loan Rate not less than the Minimum Loan Rate of the Defective Mortgage Loan, (v) if an Adjustable-Rate Mortgage Loan, have a Gross Margin equal to or greater than the Gross Margin of the Defective Mortgage Loan, (vi) if an Adjustable-Rate Mortgage Loan, have a next Adjustment Date not more than two months later than the next Adjustment Date on the Defective Mortgage Loan, except in the case of any Mortgage Loan which has a P&I Arrearage due to the application of any related forbearance plan with respect to such Mortgage Loan, an Eligible Substitute Mortgage Loan must have all Adjustment Dates occurring during the same interest accrual period during which Adjustment Dates occur with respect to the substituted Mortgage Loan, (vii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan, (viii) be current as of the date of substitution, (ix) have a Combined Amortized Loan-to-Value Ratio as of the date of substitution equal to or lower than the Combined Amortized Loan-to-Value Ratio of the Defective Mortgage Loan as of such date, but in no event greater than 125%, (x) have been reunderwritten by the Seller in accordance with materially similar underwriting criteria and guidelines as the Defective Mortgage Loan and (xi) conform to each representation and warranty set forth in Section 2.04 of the Pooling Agreement applicable to the Defective Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Defective Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Interest Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Interest Rates, the terms described in clause (vii) hereof shall be determined on the basis of weighted average remaining term to maturity, the Combined Amortized Loan-to-Value Ratios described in clause (ix) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xi) hereof must be satisfied as to each Eligible Substitute Mortgage Loan or in the aggregate, as the case may be.

         "Escrow Account": The account or accounts created and maintained pursuant to Section 2.06.

         "Escrow Payments": The amounts constituting ground rents, taxes, assessments, water rates, mortgage insurance premiums, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to any Mortgage Loan.

         "Estate in Real Property": A fee simple estate in a parcel of real property.

         "Expense Fee Rate":  As defined in the Pooling Agreement.

         "FDIC": Federal Deposit Insurance Corporation or any successor thereto.

         "FHA": The Federal Housing Administration, an agency within HUD.

         "FHA Approved Mortgagee": Those institutions which are approved by FHA to act as servicer and mortgagee of record pursuant to FHA Regulations.

         "FHA Insurance Contract" or "FHA Insurance": The contractual obligation of FHA respecting the insurance of an FHA Loan pursuant to the National Housing Act, as amended.

         "FHA Loan": A Mortgage Loan which is/was the subject of an FHA Insurance Contract as evidenced by a Mortgage Insurance Certificate.

         "FHA Regulations": Regulations promulgated by HUD under the National Housing Act, codified in 24 Code of Federal Regulations, and other HUD issuances relating to FHA Loans, including the related handbooks, circulars, notices and mortgagee letters.

         "Fidelity Bond": Shall have the meaning assigned thereto in Section
2.12.

         "Final Recovery Determination": With respect to any defaulted Mortgage Loan or any REO Property, a determination made by the Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

         "Fitch": Fitch Ratings and its successors, and if such company shall for any reason no longer perform the functions of a securities rating agency, "Fitch" shall be deemed to refer to any other "nationally recognized statistical rating organization" as set forth on the most current list of such organizations released by the SEC.

         "Fixed-Rate Mortgage Loan": A Mortgage Loan which has a constant annual rate at which interest accrues in accordance with the provisions of the related Mortgage Note.

         "Gross Margin": With respect to each Adjustable-Rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Interest Rate for such Mortgage Loan.

         "HUD": The United States Department of Housing and Urban Development, or any successor thereto and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

         "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, the Servicer and their respective Affiliates, (ii) does not have any direct financial interest in or any material indirect financial interest in the Depositor, the Servicer or any Affiliate thereof and (iii) is not connected with the Depositor, the Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any Class of securities issued by the Depositor, the Servicer or any Affiliate thereof, as the case may be.

         "Index": With respect to each Adjustable-Rate Mortgage Loan and with respect to each related Adjustment Date, the index as specified in the related Mortgage Note.

         "Insurance Proceeds": Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

         "Late Collections": With respect to any Mortgage Loan, all amounts received subsequent to the Determination Date immediately following any related Collection Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent on a contractual basis for such Collection Period and not previously recovered.

         "Liquidated Mortgage Loan": As to any Distribution Date, any Mortgage Loan in respect of which the Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the related Prepayment Period, that all Liquidation Proceeds and Insurance Proceeds which it expects to recover with respect to the liquidation of the Mortgage Loan or disposition of the related REO Property have been recovered.

         "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan; or (iii) such Mortgage Loan is removed from the Trust Fund by reason of its being purchased, sold or replaced pursuant to or as contemplated by Section 2.03 of the Pooling Agreement. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property; or (ii) such REO Property is removed from the Trust Fund by reason of its being sold or purchased pursuant to Section 2.13 hereof or Section 2.03 of the Pooling Agreement.

         "Liquidation Proceeds": The amount (other than amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation or (ii) the liquidation of a defaulted Mortgage Loan by means of a trustee's sale, foreclosure sale or otherwise.

         "Liquidation Report": The report with respect to a Liquidated Mortgage Loan in such form and containing such information as is agreed to by the Servicer and the Trustee.

         "Majority Certificateholders": The Holders of Certificates evidencing at least 51% of the Voting Rights.

         "Master Reporting Agent": The Murrayhill Company, a Colorado corporation, and its successors.

         "Master Reporting Agreement": The Master Reporting Agreement, dated as of June 1, 2003, between the Master Reporting Agent and the Servicer, in substantially the form of Exhibit F attached hereto.

         "Maximum Loan Rate": With respect to each Adjustable-Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Interest Rate thereunder.

         "Minimum Loan Rate": With respect to each Adjustable-Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Interest Rate thereunder.

         "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest or principal collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Servicer pursuant to Section 2.01; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

         "Moody's": Moody's Investors Service, Inc. and its successors, and if such company shall for any reason no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other "nationally recognized statistical rating organization" as set forth on the most current list of such organizations released by the SEC.

         "Mortgage": The mortgage, deed of trust or other instrument creating a first or second lien on, or first or second priority security interest in, a Mortgaged Property securing a Mortgage Note.

         "Mortgage File": The mortgage documents pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to the Pooling Agreement.

         "Mortgage Insurance Certificate": The certificate evidencing an FHA Insurance Contract.

         "Mortgage Interest Rate": With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate (i) in the case of each Fixed-Rate Mortgage Loan shall remain constant at the rate set forth in the Mortgage Loan Schedule as the Mortgage Interest Rate in effect immediately following the Cut-off Date and (ii) in the case of each Adjustable-Rate Mortgage Loan (A) as of any date of determination until the first Adjustment Date following the Cut-off Date shall be the rate set forth in the Mortgage Loan Schedule as the Mortgage Interest Rate in effect immediately following the Cut-off Date and (B) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date, to equal the sum, rounded to the nearest 0.125% as provided in the Mortgage Note, of the Index, determined as set forth in the related Mortgage Note, plus the related Gross Margin subject to the limitations set forth in the related Mortgage Note. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

         "Mortgage Loan": Each mortgage loan transferred and assigned to the Trustee pursuant to the Pooling Agreement as from time to time held as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

         "Mortgage Loan Schedule": As of any date (i) with respect to the Mortgage Loans, the list of such Mortgage Loans included in the Trust Fund on such date, separately identifying the Fixed-Rate Mortgage Loans and the Adjustable-Rate Mortgage Loans, attached hereto as Exhibit A. The Mortgage Loan Schedule shall set forth the following information with respect to each Mortgage
Loan: (1) the Mortgage Loan identifying number; (2) the city, state and zip code of the Mortgaged Property; (3) the type of Residential Dwelling constituting the Mortgaged Property or a designation that the Mortgaged Property is a multi-family property; (4) the occupancy status of the Mortgaged Property at origination; (5) the original months to maturity; (6) the date of origination;
(7) the first payment date; (8) the stated maturity date; (9) the stated remaining months to maturity; (10) the original principal amount of the Mortgage Loan; (11) the Principal Balance of each Mortgage Loan as of the Cut-off Date;
(12) the P&I Arrearage of the Mortgage Loan as of the Cut-off Date; (13) the Mortgage Interest Rate of the Mortgage Loan as of the Cut-off Date; (14) the current principal and interest payment of the Mortgage Loan as of the Cut-off Date; (15) the contractual interest paid to date of the Mortgage Loan; (16) if the Mortgage Loan is not owner-financed, the Combined Amortized Loan-to-Value Ratio at origination; (17) a code indicating the loan performance status of the Mortgage Loan as of the Cut-off Date; (18) a code indicating whether the Mortgage Loan is a Simple Interest Mortgage Loan or an Actuarial Mortgage Loan;
(19) a code indicating whether the Mortgaged Property is in bankruptcy or in its forbearance period as of the Cut-off Date; (20) a code indicating whether the Mortgage Loan is conventional or insured by the FHA; (21) a code indicating the Index that is associated with such Mortgage Loan; (22) the Gross Margin; (23) the Periodic Rate Cap; (24) the Minimum Loan Rate; (25) the Maximum Loan Rate;
(26) a code indicating whether the Mortgage Loan has a prepayment penalty and the type and the amount of the prepayment penalty; (27) the first Adjustment Date immediately following the Cut-off Date; (28) the rate adjustment frequency;
(29) the payment adjustment frequency; (30) a code indicating whether the Mortgage Loan is owner-financed; (31) a code indicating whether the Mortgage Loan is subject to negative amortization; (32) a code indicating whether the Mortgage Loan is a second lien; and (33) a code indicating whether a Primary Insurance Policy has been issued with respect to the Mortgage Loan and the name of the insurer and the amount of such Primary Insurance Policy.

         The Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date, with respect to the Mortgage Loans in the aggregate, for the Fixed-Rate Mortgage Loans and for the Adjustable-Rate Mortgage Loans: (1) the number of Mortgage Loans; (2) the current Principal Balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans. The Mortgage Loan Schedule shall be amended from time to time in accordance with the provisions of this Agreement. With respect to any Eligible Substitute Mortgage Loan, Cut-off Date shall refer to the related Cut-off Date for such Mortgage Loan, determined in accordance with the definition of Cut-off Date herein.

         "Mortgage Note": The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

         "Mortgage Pool": The pool of Mortgage Loans, identified on Exhibit A from time to time, and any REO Properties acquired in respect thereof.

         "Mortgaged Property": The underlying property securing a Mortgage Loan, including any REO Property, consisting of an Estate in Real Property improved by a Residential Dwelling or multi-family dwelling.

         "Mortgagor": The obligor on a Mortgage Note.

         "Net Interest Margin Securities": As defined in Section 2.16 hereof.

         "Net Liquidation Proceeds": With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property (including REO Property) the related Liquidation Proceeds net of Advances, Servicing Advances, Servicing Fees and any other accrued and unpaid servicing fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property.

         "Net Mortgage Interest Rate": With respect to any Mortgage Loan, the Mortgage Interest Rate borne by such Mortgage Loan minus (i) the Servicing Fee Rate and (ii) the Expense Fee Rate.

         "Nonrecoverable Advance": Any Advance or Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan that, in the good faith business judgment of the Servicer, will not or, in the case of a proposed Advance or Servicing Advance, would not be ultimately recoverable from Late Collections on such Mortgage Loan as provided herein.

         "Ocwen": Ocwen Federal Bank FSB, a federally chartered savings bank, or any successor servicer thereto, in its capacity as servicer under the Ocwen Servicing Agreement.

         "Ocwen Servicing Agreement": The servicing agreement dated as of June 1, 2003 by and among the Depositor, the Trustee and Ocwen Federal Bank FSB, as servicer.

         "Officers' Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), and by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Servicer or the Depositor, as applicable.

         "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be a salaried counsel for the Depositor or the Servicer except that any opinion of counsel relating to (a) the qualification of any REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

         "P&I Arrearage": With respect to a Delinquent Mortgage Loan, the total amount of scheduled monthly principal and interest payments due thereon on or before the Cut-off Date that were not received prior to the Cut-off Date, but excluding any Servicing Arrearage.

         "Periodic Rate Cap": With respect to each Adjustable-Rate Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Interest Rate for such Mortgage Loan may increase or decrease (without regard to the Maximum Loan Rate or the Minimum Loan Rate) on such Adjustment Date from the Mortgage Interest Rate in effect immediately prior to such Adjustment Date.

         "Permitted Investments": Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Servicer, the Trustee or any of their respective Affiliates or for which an Affiliate of the Trustee serves as an advisor:

                  (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                  (ii) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by or federal funds sold by any depository institution or trust company (including the Trustee or their agents acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term uninsured debt rating in one of the two highest available rating categories of S&P and Moody's and the highest available rating category of Fitch and provided that each such investment has an original maturity of no more than 365 days and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

                  (iii) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated A or higher by S&P and Fitch and rated A2 or higher by Moody's, provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market prices plus accrued interest or (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the Trustee in exchange for such collateral and (C) be delivered to the Trustee or, if the Trustee is supplying the collateral, an agent for the Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

                  (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and that are rated by each Rating Agency in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

                  (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency in its highest short-term unsecured debt rating available at the time of such investment;

                  (vi) units of money market funds including funds managed or advised by the Trustee or affiliates thereof having the highest rating category by the applicable Rating Agency; and

                  (vii) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies;

provided, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

         "Person": Any individual, corporation, partnership, joint venture, association, joint stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

         "Pool Balance": As of any date of determination, the aggregate Principal Balance of the Mortgage Loans.

         "Pooling Agreement": The Pooling Agreement, dated as of June 1, 2003, among the Depositor, the Seller, the Trustee, the Master Reporting Agent and the Custodian.

         "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan that was during the related Prepayment Period the subject of a Principal Prepayment in full that was applied by the Servicer to reduce the outstanding principal balance of such loan on a date preceding the related Due Date, an amount equal to interest at the applicable Mortgage Interest Rate (net of the Servicing Fee Rate) on the amount of such Principal Prepayment for the number of days commencing on the date on which the prepayment is applied and ending on the last day of the related Prepayment Period.

         "Prepayment Period": With respect to any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

         "Primary Insurance Policy": Each policy of primary guaranty mortgage insurance issued by a Qualified Insurer in effect with respect to any Mortgage Loan, or any replacement policy therefor obtained by the Servicer pursuant to
Section 2.08.

         "Principal Balance": As to any Mortgage Loan and any day, other than a Liquidated Mortgage Loan, the related scheduled principal balance thereof as of the Cut-off Date, minus all collections credited against the principal balance of any such Mortgage Loan and the principal portion of Advances plus, Deferred Interest, if any. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan as of the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter. As to any REO Property and any day, the Principal Balance of the related Mortgage Loan immediately prior to such Mortgage Loan becoming REO Property minus any REO Principal Amortization received with respect thereto on or prior to such day.

         "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

         "Purchase Price": With respect to any Mortgage Loan or REO Property to be purchased by the Seller pursuant to or as contemplated in the Pooling Agreement, an amount equal to the sum of (i) 100% of the Principal Balance thereof as of the date of purchase, (ii) accrued interest on such Principal Balance at the applicable Mortgage Interest Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an Advance by the Servicer, through the end of the calendar month in which the purchase is to be effected, (iii) any unreimbursed Servicing Advances and Advances and any unpaid Servicing Fees allocable to such Mortgage Loan or REO Property, (iv) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan or REO Property pursuant to Section 2.13, (v) expenses reasonably incurred or to be incurred by the Servicer or Trustee in respect of the breach or defect giving rise to the purchase obligation, and (vi) any costs and damages incurred by the Trust Fund in connection with any violation of any predatory or abusive lending law with respect thereto.

         "Qualified Insurer": Any mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as a FNMA- or FHLMC-approved mortgage insurer. Any replacement insurer with respect to a Mortgage Loan must have at least as high a claims paying ability rating as the insurer it replaces had on the Closing Date.

         "Rating Agency" or "Rating Agencies": Fitch, Moody's and S&P, or their respective successors. If such agencies or their successors are no longer in existence, "Rating Agencies" shall be such nationally recognized statistical rating organizations as set forth on the most current list of such organizations released by the SEC and designated by the Depositor, notice of which designation shall be given to the Trustee and the Servicer.

         "Realized Loss": With respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of Net Liquidation Proceeds applied to the principal balance of the related Mortgage Loan.

         "Related Documents": With respect to any Mortgage Loan, the related Mortgage Notes, Mortgages and other related documents.

         "Relief Act": The Soldiers' and Sailors Civil Relief Act of 1940, as amended, or any other similar state law(s).

         "Relief Act Shortfall": With respect to any Distribution Date, for any Mortgage Loan with respect to which there has been a reduction in the amount of interest or principal collectible thereon for the most recently ended Collection Period as a result of the application of the Relief Act, the amount by which (i) interest or principal collectible on such Mortgage Loan during such Collection Period is less than (ii) one month's interest on the Principal Balance of such Mortgage Loan at the Mortgage Interest Rate or that month's principal payment for such Mortgage Loan before giving effect to the application of the Relief Act.

         "Remainder Amount": As defined in Section 2.16 hereof.

         "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

         "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

         "Remittance Report": A report prepared by the Servicer and delivered to the Trustee and the Master Reporting Agent pursuant to Section 2.28, containing the information attached hereto as Exhibit C.

         "REO Disposition": The sale or other disposition of an REO Property on behalf of the Trust Fund.

         "REO Principal Amortization": With respect to any REO Property, for any calendar month, the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of any purchase price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section 7.01 of the Pooling Agreement that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to Section 2.13 in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Servicer pursuant to
Section 2.13 for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and Advances in respect of such REO Property or the related Mortgage Loan.

         "REO Property": A Mortgaged Property acquired by the Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure, as described in Section 2.13.

         "Re-Performing 60+ Day Delinquent Loan": Each Mortgage Loan with respect to which, as of any date of determination, (x) any portion of a Monthly Payment is, as of the last day of the prior Collection Period, two months or more past due and (y) with respect to which the Mortgagor has made three aggregate Monthly Payments within the three calendar months preceding such date of determination.

         "Re-Performance Test": The following criteria one of which must be met for a Mortgage Loan to qualify as a Re-Performing Mortgage Loan: (1) the Mortgagor has made at least three aggregate Monthly Payments in the three calendar months preceding the Cut-off Date (regardless of either the timing of receipt of such payments or the payment history of such loans prior to March 1,
2003), or (2) the Mortgagor has made at least four aggregate Monthly Payments in the four calendar months preceding the Cut-off Date (regardless of either the timing of receipt of such payments or the payment history of such loans prior to February 1, 2003), or (3) the Mortgagor has made at least five aggregate Monthly Payments in the five calendar months preceding the Cut-off Date (regardless of either the timing of receipt of such payments or the payment history of such loans prior to January 1, 2003).

         "Re-Performing Mortgage Loan": A Mortgage Loan which has defaulted in the past and which is at least 90 days Delinquent with respect to certain Monthly Payments but which satisfies one of the Re-Performance Test criteria.

         "Request for Release": A release signed by a Servicing Officer, in the form of Exhibit B attached hereto.

         "Residential Dwelling": Any one of the following: (i) a one-family dwelling, (ii) a two- to four-family dwelling, (iii) a one-family dwelling unit in a Fannie Mae eligible condominium project, (iv) a one-family dwelling in a planned unit development, which is not a co-operative, or (v) a mobile or manufactured home (as defined in 42 United States Code, Section 5402(6)).

         "Responsible Officer": With respect to the Trustee, any officer assigned to the Corporate Trust Division (or any successor thereto), including any Vice President, Assistant Vice President, Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and in each case having direct responsibility for the administration of this Agreement.

         "S&P": Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and its successors, and if such company shall for any reason no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other "nationally recognized statistical rating organization" as set forth on the most current list of such organizations released by the SEC.

         "SEC": As defined in Section 2.29(a) hereof.

         "Seller": Morgan Stanley Mortgage Capital Inc., a Delaware corporation, or any successor in interest.

         "Servicer": Countrywide Home Loans Servicing, LP, a Texas limited partnership, or any successor servicer appointed as herein provided, in its capacity as Servicer hereunder.

         "Servicer Affiliate": A Person (i) controlling, controlled by or under common control with the Servicer or which is 50% or more owned by the Servicer and (ii) which is qualified to service residential mortgage loans.

         "Servicer Event of Termination": One or more of the events described in
Section 5.01.

         "Servicer Remittance Date": With respect to any Distribution Date, three (3)Business Days prior to such Distribution Date.

         "Servicer Report Date": With respect to any Distribution Date, the 12th day of the calendar month in which such Distribution Date occurs or, if such 12th day is not a Business Day, the Business Day immediately preceding such 12th day.

         "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property (including expenses incurred pursuant to Section 2.13) and (iv) compliance with the obligations under Sections 2.01, 2.03, 2.08, 2.10 and 2.26(b). Servicing Advances also include any reasonable "out-of-pocket" cost and expenses (including reasonable legal fees) incurred by the Servicer in connection with executing and recording instruments of satisfaction, deeds of reconveyance or Assignments of Mortgage to the extent not recovered from the Mortgagor or otherwise payable under this Agreement.

         "Servicing Arrearage": With respect to a Delinquent Mortgage Loan, any unreimbursed Servicing Advances as of the Cut-off Date

          "Servicing Fee": With respect to each Mortgage Loan (including each REO Property) and for any calendar month, an amount equal to one month's interest at the Servicing Fee Rate on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month.

         "Servicing Fee Rate": With respect to each Mortgage Loan, 0.50% per annum.

         "Servicing Officer": Any officer of the Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Servicer to the Trustee, Master Reporting Agent and the Depositor on the Closing Date, as such list may from time to time be amended.

         "Servicing Standard": Shall mean the standards set forth in Section
2.01.

         "Simple Interest Method": The method of allocating a payment to principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest multiplied by the unpaid principal balance multiplied by the period of time elapsed since the preceding payment of interest was made and divided by either 360 or 365, as specified in the related Mortgage Note, and the remainder of such payment is allocated to principal.

         "Simple Interest Mortgage Loan": Any Mortgage Loan under which the portion of a payment allocable to interest and the portion of such payment allocable to principal is determined in accordance with the Simple Interest Method.

         "Startup Day": With respect to each REMIC established pursuant to the Pooling Agreement, the Closing Date.

         "Stayed Funds": Any payment required to be made under the terms of the Certificates and this Agreement but which is not remitted by the Servicer because the Servicer is the subject of a proceeding under the Bankruptcy Code and the making of such remittance is prohibited by Section 362 of the Bankruptcy Code.

         "Substitution Adjustment Amount":  As defined in Section 2.22 hereof.

         "Tax Service Contract":  As defined in Section 2.06 hereof.

         "Termination Notice":  As defined in Section 2.16 hereof.

         "Termination Price":  As defined in the Pooling Agreement.

         "Trust": Morgan Stanley ABS Capital I Inc. Trust 2003-SD1, the trust created pursuant to the Pooling Agreement.

         "Trust Fund": The segregated pool of assets subject to the Pooling Agreement, constituting the primary trust created pursuant to the Pooling Agreement and to be administered pursuant to the Pooling Agreement.

         "Trustee": Wells Fargo Bank Minnesota, National Association, a national banking association, or any successor Trustee appointed pursuant to the Pooling Agreement.

         "Value": With respect to any Mortgaged Property, the value thereof as determined by an independent appraisal made at the time of the origination of the related Mortgage Loan or the sale price, if the appraisal is not available; except that, with respect to any Mortgage Loan that is a purchase money mortgage loan, the lesser of (i) the value thereof as determined by an independent appraisal made at the time of the origination of such Mortgage Loan, if any, and
(ii) the sales price of the related Mortgaged Property.

         "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate in accordance with the Pooling Agreement.

         "Wilshire": Wilshire Credit Corporation, a Nevada corporation, or any successor servicer thereto, in its capacity as servicer under the Wilshire Servicing Agreement.

         "Wilshire Servicing Agreement": The servicing agreement dated as of June 1, 2003 by and among the Depositor, the Trustee and Wilshire Credit Corporation, as servicer.

         Section 1.02 Accounting.

         Unless otherwise specified herein, for the purpose of any definition or calculation, whenever amounts are required to be netted, subtracted or added or any distributions are taken into account such definition or calculation and any related definitions or calculations shall be determined without duplication of such functions.


                                  ARTICLES II

                          ADMINISTRATION AND SERVICING
                              OF THE MORTGAGE LOANS

         Section 2.01 Servicer to Act as Servicer.

         The Servicer shall service and administer the Mortgage Loans in accordance with this Agreement and the normal and usual standards of practice of prudent mortgage servicers, and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement including, in the case of FHA Loans, if any, taking all actions that a mortgagee is permitted or required to take by the FHA (the "Servicing Standards").

         Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Certificateholders; provided, however, that the Servicer shall not make future advances and (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable) the Servicer shall not permit any modification with respect to any Mortgage Loan that would (i) change the Mortgage Interest Rate, defer or forgive the payment thereof of any principal or interest payments, reduce the outstanding principal amount (except for actual payments of principal) or extend the final maturity date with respect to such Mortgage Loan, (ii) in the case of FHA Loans, affect the FHA Insurance Contract, if any, with respect to such Mortgage Loan, (iii) affect adversely the status of any REMIC as a REMIC or (iv) cause any REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions. Notwithstanding the foregoing, the Servicer shall not permit any modification with respect to any Mortgage Loan that would both (x) effect an exchange or reissuance of such Mortgage Loan under
Section 1.860G-2(b) of the Treasury Regulations and (y) cause any REMIC constituting part of the Trust Fund to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC Provisions. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered to execute and deliver on behalf of itself, and the Trustee, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Property. The Servicer shall make all required Servicing Advances and shall service and administer the Mortgage Loans in accordance with Applicable Regulations, and shall provide to the Mortgagor any reports required to be provided to them thereby. If reasonably required by the Servicer and commercially reasonable in form and substance, the Trustee shall execute any powers of attorney and other documents provided to it by the Servicer that are necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

         In servicing and administering the FHA Loans, if any, the Servicer shall comply with the National Housing Act and the FHA Regulations and administrative guidelines issued thereunder or pursuant thereto (insofar as the same apply to any Mortgage Loan) and, to the extent permitted hereunder, promptly discharge all of the obligations of the mortgagee thereunder and under each Mortgage including the timely giving of notices.

         In servicing and administering the Mortgage Loans, the Servicer shall employ procedures including collection procedures and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account giving due consideration to accepted mortgage servicing practices of prudent lending institutions and the FHA Insurance Contracts, where applicable, and the Certificateholders' reliance on the Servicer.

         The Servicer shall give prompt notice to the Trustee and the Master Reporting Agent of any action, of which the Servicer has actual knowledge, to
(i) assert a claim against the Trust Fund or (ii) assert jurisdiction over the Trust Fund.

         Notwithstanding anything in this Agreement to the contrary, in the event of a Principal Prepayment in full of a Mortgage Loan, the Servicer may not waive any prepayment penalty or portion thereof required by the terms of the related Mortgage Note unless (i) the Servicer determines that such waiver would maximize recovery of Liquidation Proceeds for such Mortgage Loan, taking into account the value of such prepayment penalty, or (ii) (A) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors' rights generally or (2) due to acceleration in connection with a foreclosure or other involuntary payment, or
(B) the enforceability is otherwise limited or prohibited by applicable law. If the Servicer has waived or does not collect all or a portion of a prepayment penalty relating to a Principal Prepayment in full due to any action or omission of the Servicer, other than as provided above, the Servicer shall, within 90 days of the date on which the Principal Prepayment in full is remitted to the Trustee, deliver to the Trustee pursuant to Section 2.05, without any right to reimbursement, the amount of such prepayment penalty (or such portion thereof as had been waived for deposit) into the Distribution Account for distribution in accordance with the terms of the Pooling Agreement.

         Section 2.02  Collection of Mortgage Loan Payments.

         Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Servicer will diligently collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy and Applicable Regulations, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. The Servicer shall apply all payments on a Mortgage Loan as follows: first, to reimburse itself for any related unreimbursed Advances; second, to the Monthly Payment due on the Mortgage Loan with respect to the current Due Date; third, to unpaid Monthly Payments due on the Mortgage Loan as of any prior Due Date since the Cut-off Date with respect to which the Servicer has not previously made an Advance; fourth, as a recovery of any P&I Arrearages on such Mortgage Loan; fifth, to reimburse itself for any related unreimbursed Servicing Advances; sixth, as a recovery of any Servicing Arrearages on such Mortgage Loan; seventh, to any ancillary servicing compensation (i.e. amounts that may be retained by the Servicer pursuant to Section 2.18 hereof); and eighth, to any partial prepayments on such Mortgage Loan; provided; that with respect to any Liquidated Mortgage Loan, (i) the Servicer may apply Liquidation Proceeds thereon to cover both unreimbursed Advances and unreimbursed Servicing Advances on such Liquidated Mortgage Loan pursuant to priority first above and (ii) following application of such Liquidation Proceeds to cover unreimbursed Advance and Servicing Advances, all remaining Liquidation Proceeds shall be applied to the outstanding Principal Balance of such Liquidated Mortgage Loan prior to applying any remaining amounts pursuant to the payment application procedures set forth pursuant to clauses fourth through seventh above. Further, with respect to those Mortgage Loans providing for Escrow Payments, the Servicer will take special care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgage, will become due and payable to that end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

         Section 2.03  Realization Upon Defaulted Mortgage Loans.

         In the event that any payment due under any Conventional Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as it shall deem to be in the best interest of the Certificateholders. In the event that any payment due under any FHA Loan becomes delinquent, the Servicer shall take all such actions as are in the best interests of the Certificateholders and permitted under any applicable FHA loss mitigation proceedings, including, but not limited to, requesting the FHA to accept an assignment of such FHA Loan, and, upon the Servicer's determination that foreclosure is in the best interest of the Certificateholders, commencing foreclosure proceedings. With respect to any defaulted Mortgage Loan, the Servicer shall have the right to review the status of the related forbearance plan and, subject to the second paragraph of Section 2.01, may modify such forbearance plan; including, extending the Mortgage Loan repayment date for a period of one year or reducing the Mortgage Interest Rate up to 50 basis points.

         In connection with a foreclosure or other conversion, the Servicer shall exercise such rights and powers vested in it hereunder and use the same degree of care and skill in its exercise as prudent mortgage servicers would exercise or use under the circumstances in the conduct of their own affairs and consistent with Applicable Regulations and, if applicable, the servicing standards set forth in the Fannie Mae Guide, including, without limitation, advancing funds for the payment of taxes and insurance premiums with respect to first lien Mortgage Loans.

         Notwithstanding the foregoing provisions of this Section 2.03, with respect to any Mortgage Loan as to which the Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Servicer shall not either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property if, as a result of any such action, the Trust Fund would be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer has also previously determined, based on its reasonable judgment and a prudent report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

                  A. such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Certificateholders to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

                  B. there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Certificateholders to take such actions with respect to the affected Mortgaged Property.

         The cost of the environmental audit report contemplated by this Section
2.03 shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 2.05(ii).

         If the Servicer determines, as described above, that it is in the best economic interest of the Certificateholders to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, then the Servicer shall take such action as it deems to be in the best economic interest of the Certificateholders. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 2.05(ii).

         Notwithstanding anything to the contrary set forth herein, the Servicer will not institute foreclosure proceedings (i.e. putting a stop code on the Mortgage Loan in the Servicer's system) with respect to any Mortgage Loan based solely on such Mortgage Loan's status as a Delinquent Loan as of the Cut-off Date.

         Section 2.04  Collection Account.

         (a) The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Collection Accounts. Each Collection Account shall be an Eligible Account.

         The Servicer shall deposit in the Collection Account within two Business Days of receipt, and retain therein, the following payments and collections received or made by it after the Cut-off Date with respect to the Mortgage Loans:

                  (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

                  (ii) all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Interest Rate less the Servicing Fee Rate;

                  (iii) all Liquidation Proceeds;

                  (iv) all Insurance Proceeds including amounts required to be deposited pursuant to Section 2.10, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicer's normal servicing procedures, the loan documents or applicable law;

                  (v) all Condemnation Proceeds affecting any Mortgaged Property which are not released to the Mortgagor in accordance with the Servicer's normal servicing procedures, the loan documents or applicable law; and

                  (vi) any amounts required to be deposited by the Servicer in connection with any REO Property pursuant to Section 2.13.

         Any interest paid on funds deposited in the Collection Account, subject to Section 2.25, shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Collection Account pursuant to Section 2.05(v). The foregoing requirements for deposit from the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, prepayment charges that are not prepayment penalties, and assumption fees need not be deposited by the Servicer in the Collection Account.

         (b) On behalf of the Trust Fund, the Servicer shall, subject to withdrawals pursuant to Section 2.05, deliver to the Trustee in immediately available funds for deposit in the Distribution Account (or, with respect to P&I Arrearages, for deposit in the Arrearage Reserve Account) by 1:00 p.m. New York time on the Servicer Remittance Date, all amounts then on deposit in the Collection Account from whatever source with respect to amounts due during the related Collection Period and prepayments received during the Prepayment Period. In the event the Servicer does not remit such amounts to the Trustee on the Servicer Remittance Date, the Servicer shall pay to the Trustee interest at the "prime rate" (as published in the "Money Rates" section of the Wall Street Journal) on the amount of such remittance from and including the Servicer Remittance Date to but excluding the day such remittance is made.

         (c) Funds in the Collection Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 2.25. The Servicer shall give notice to the Trustee of the location of the Collection Account maintained by it when established and prior to any change thereof. The Trustee shall give notice to the

Servicer and the Depositor of the location of each of the Distribution Account and the Arrearage Reserve Account when established and prior to any change thereof.

         (d) In the event the Servicer shall deliver to the Trustee for deposit in the Distribution Account or the Arrearage Reserve Account any amount not required to be deposited therein, it may at any time request that the Trustee withdraw such amount from such Account and remit to the Servicer any such amount, any provision herein to the contrary notwithstanding. In addition, the Servicer shall deliver to the Trustee from time to time for deposit, and the Trustee shall so deposit, in the Distribution Account:

                  (i) any Advances, as required pursuant to Section 2.28;

                  (ii) any Stayed Funds, as soon as permitted by the federal bankruptcy court having jurisdiction in such matters;

                  (iii) any prepayment penalties or amounts in connection with the waiver of such prepayment penalties, in each case required to be deposited pursuant to Section 2.01;

                  (iv) any amounts required to be deposited in the Distribution Account pursuant to Sections 2.04, 2.15, 2.16, 2.23 or 2.28; and

                  (v) any amounts required to be deposited by the Servicer pursuant to Section 2.11 in connection with the deductible clause in any blanket hazard insurance policy, such deposit being made from the Servicer's own funds, without reimbursement therefor.

         (e) Promptly upon receipt of any Stayed Funds, whether from the Servicer, a trustee in bankruptcy, or federal bankruptcy court or other source, the Trustee shall notify the Servicer of such receipt and deposit such funds in the Distribution Account, subject to withdrawal thereof as permitted hereunder.

         Section 2.05  Permitted Withdrawals From the Collection Account.

         The Servicer may, from time to time, withdraw from the Collection Account for the following purposes:

                  (i) to remit to the Trustee for deposit in the Distribution Account (or with respect to P&I Arrearages, in the Arrearage Reserve Account) the amounts required to be so remitted pursuant to Section 2.04(b) or permitted to be so remitted pursuant to the first sentence of Section 2.04(d);

                  (ii) to reimburse itself for Advances and Servicing Advances; the Servicer's right to reimburse itself pursuant to this subclause
         (ii) being limited to amounts received on the related Mortgage Loan which represent Late Collections, Condemnation Proceeds, Insurance Proceeds or Liquidation Proceeds;

                  (iii) to reimburse itself for (A) unreimbursed Servicing Advances and for unreimbursed Advances to the extent that such amounts are deemed to be Nonrecoverable Advances, and (B) any unpaid Servicing Fees to the extent not recoverable from Liquidation Proceeds, Insurance Proceeds or other amounts received with respect to the related Mortgage Loan under Section 2.05(ii);

                  (iv) to reimburse itself for any amounts paid pursuant to
         Section 2.03 (and not otherwise previously reimbursed);

                  (v) to pay to itself as servicing compensation (in addition to the Servicing Fee) any interest earned on funds in the Collection Account (all such interest to be withdrawn monthly not later than each Servicer Remittance Date);

                  (vi) to pay or reimburse itself for any amounts payable or paid pursuant to Section 4.03 (and not otherwise previously reimbursed);

                  (vii) to pay, or to reimburse itself for advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to
         Section 2.13;

                  (viii) to withdraw amounts deposited in the Collection Account in error; and

                  (ix) to clear and terminate the Collection Account upon the termination of this Agreement.

         The foregoing requirements for withdrawal from the Collection Account shall be exclusive. In the event the Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

         Section 2.06 Tax Service Contracts; Establishment of Escrow Accounts; Deposits in Escrow Accounts.

         The Servicer shall ensure that each of the Mortgage Loans shall be covered by a paid-in-full, life-of-the-loan tax service contract with a nationally recognized provider acceptable to the Servicer (each, a "Tax Service Contract"). Each Tax Service Contract shall be assigned to the Trustee, or its designee, at the Servicer's expense in the event that the Servicer is terminated as Servicer of the related Mortgage Loan. To the extent that the services described in this Section 2.06 and Section 2.07 are not otherwise provided pursuant to a Tax Service Contract, the Servicer undertakes to perform such functions.

         The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts. A copy of such letter agreement shall be furnished to the Trustee and the Master Reporting Agent upon request. Each Escrow Account shall be an Eligible Account.

         The Servicer shall deposit in the Escrow Account or Accounts within two Business Days of receipt, and retain therein, (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, and (ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property. The Servicer shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes as shall be set forth in, or in accordance with, Section 2.07. The Servicer shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by the related Mortgage Loan or Applicable Regulations, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account is non-interest bearing or that interest paid thereon is insufficient for such purposes.

         Section 2.07  Permitted Withdrawals From Escrow Account.

         Withdrawals from the Escrow Account may be made by the Servicer (i) to effect timely payments of ground rents, taxes, assessments, water rates, sewer rents, fire, flood and hazard insurance premiums, Primary Insurance Policy premiums, if applicable, and comparable items, (ii) to reimburse the Servicer for any Servicing Advance made by the Servicer with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or Late Collections of Escrow Payments thereunder, (iii) to refund to the Mortgagor any funds as may be determined to be overages, (iv) for transfer to the Collection Account in accordance with the terms of this Agreement, (v) for application to restoration or repair of the Mortgaged Property, (vi) to pay to the Servicer, or to the Mortgagor to the extent required by the related Mortgage Loan or Applicable Regulations, any interest paid on the funds deposited in the Escrow Account, (vii) to clear and terminate the Escrow Account on the termination of this Agreement, (viii) to transfer to the Collection Account any Insurance Proceeds or (ix) in the case of FHA Loans, if any, for transfer to the Collection Account, fire and hazard insurance proceeds and Escrow Payments with respect to any Mortgage Loan where the FHA has directed application of such funds as a credit against the proceeds of the FHA Insurance Contract, if any. As part of its servicing duties, the Servicer shall pay to the Mortgagor interest on funds in the Escrow Account, to the extent required by the related Mortgage Loan or Applicable Regulations, and to the extent that interest earned on funds in the Escrow Account is insufficient, shall pay such interest from its own funds, without any reimbursement therefor.

         In the event the Servicer shall deposit in the Escrow Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Escrow Account, any provision herein to the contrary notwithstanding.

         Section 2.08 Payment of Taxes, Insurance and Other Charges; Collections Thereunder.

         With respect to each first lien Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Insurance Policy premiums and fire, flood and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage or Applicable Regulations. To the extent that the Mortgage does not provide for Escrow Payments, the Servicer shall determine whether any such payments are made by the Mortgagor in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien. The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make Servicing Advances from its own funds to effect such payments.

         The Servicer, on behalf of the Trustee, as mortgagee, will maintain in full force and effect (to the extent a Mortgage Loan has a Primary Insurance Policy) a Primary Insurance Policy issued by a Qualified Insurer with respect to each Mortgage Loan for which a Primary Insurance Policy is in effect on the Closing Date. Such coverage will be maintained until the Combined Amortized Loan-to-Value Ratio of the related Mortgage Loan is reduced to 80% or less. The Servicer will not cancel or refuse to renew any Primary Insurance Policy in effect on the Closing Date that is required to be kept in force under this Agreement unless a replacement Primary Insurance Policy for such cancelled or non-renewed policy is obtained from and maintained with a Qualified Insurer. The Servicer shall not take any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Servicer, would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 2.14, the Servicer shall promptly notify the insurer under the related Primary Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Insurance Policy. If such Primary Insurance Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall use reasonable efforts to obtain a replacement Primary Insurance Policy as provided above.

         In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself and the Trustee, claims to the insurer under any Primary Insurance Policy in a timely fashion in accordance with the terms of such policies and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Insurance Policy respecting a defaulted Mortgage Loan. Pursuant to Section 2.04, any amounts collected by the Servicer under any Primary Insurance Policy shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 2.05.

         Section 2.09  Transfer of Accounts.

         The Servicer may transfer the Collection Account or the Escrow Account to a different depository institution from time to time. Upon such transfer, the Servicer shall deliver to the Trustee and the Depositor a certification or letter agreement, as the case may be, as required pursuant to Sections 2.04 and 2.06.

         Section 2.10  Maintenance of Hazard Insurance.

         The Servicer shall cause to be maintained for each first lien Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis (less reasonable deductibles), (ii) the Principal Balance of the Mortgage Loan, in each case in an amount not less than such amount as is necessary to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer or (iii) the amount required under applicable HUD/FHA regulations. If the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the Principal Balance of the Mortgage Loan, (ii) the maximum insurable value of the improvements securing such Mortgage Loan or (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. The Servicer shall also maintain on the REO Property for the benefit of the Certificateholders (in each case, with reasonable deductibles), (x) fire and hazard insurance with extended coverage in an amount which is at least equal to the replacement cost of the improvements which are a part of such property, (y) public liability insurance and, (z) to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above. Any amounts collected by the Servicer under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with the Servicer's normal servicing procedures, shall be deposited in the Collection Account, subject to withdrawal pursuant to Section
2.05. It is understood and agreed that no earthquake or other additional insurance is required to be maintained by the Servicer or the Mortgagor or maintained on property acquired in respect of the Mortgage Loan, other than pursuant to such Applicable Regulations as shall at any time be in force and as shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Servicer and shall provide for at least thirty days prior written notice of any cancellation, reduction in the amount of or material change in coverage to the Servicer. The Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies are Qualified Insurers.

         If a Mortgage Loan is secured by a unit in a condominium project, the Servicer shall verify that the coverage required of the owner's association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current Fannie Mae requirements, and secure from the owner's association its agreement to notify the Servicer promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the Mortgaged Property as security.

         Section 2.11  Maintenance of Mortgage Impairment Insurance Policy.

         In the event that the Servicer shall obtain and maintain a blanket policy issued by a Qualified Insurer insuring against hazard losses on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 2.10 and otherwise complies with all other requirements of Section 2.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 2.10, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with
Section 2.10, and there shall have been a loss which would have been covered by such policy, deliver to the Trustee for deposit in the Distribution Account the amount not otherwise payable under the blanket policy because of such deductible clause, which amount shall not be reimbursable to the Servicer from the Trust Fund. In connection with its activities as servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of the Trustee, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. Upon request of the Master Reporting Agent or the Trustee, the Servicer shall cause to be delivered to the Master Reporting Agent or the Trustee, as applicable, a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty days prior written notice to the Master Reporting Agent and the Trustee.

         Section 2.12  Fidelity Bond, Errors and Omissions Insurance.

         The Servicer shall maintain, at its own expense, a blanket fidelity bond (the "Fidelity Bond") and an errors and omissions insurance policy, with broad coverage with financially responsible companies on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loans to handle funds, money, documents and papers relating to the Mortgage Loans. The Fidelity Bond and errors and omissions insurance shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such Fidelity Bond shall also protect and insure the Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 2.12 requiring the Fidelity Bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae MBS Selling and Servicing Guide or by Freddie Mac in the Freddie Mac Servicer's Guide. Upon request of the Trustee, the Servicer shall cause to be delivered to the requesting party a certified true copy of the Fidelity Bond and errors and omissions insurance policy and a statement from the surety and the insurer that such Fidelity Bond and errors and omissions insurance policy shall in no event be terminated or materially modified without thirty days' prior written notice to the Trustee.

         Section 2.13  Title, Management and Disposition of REO Property.

         (a) In the event that title to a Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken (pursuant to a limited power of attorney to be provided by the Trustee to the Servicer) in the name of the Trustee, on behalf of the Certificateholders, or in the event the Trustee is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Servicer from an attorney duly licensed to practice law in the state where the REO Property is located. Any Person or Persons holding such title other than the Trustee shall acknowledge in writing that such title is being held as nominee for the benefit of the Trustee.

         (b) In the event that the Trust Fund acquires any REO Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such REO Property before the end of the third calendar year beginning after the year of its acquisition by the Trust Fund for purposes of Section 860G(a)(8) of the Code or, at the expense of the Trust Fund, request from the Internal Revenue Service, more than 60 days before the day on which the above-mentioned grace period would otherwise expire, an extension of the above-mentioned grace period, unless the Servicer obtains an Opinion of Counsel, addressed to the Servicer and the Trustee, to the effect that the holding by the Trust Fund of such REO Property subsequent to such period will not: (i) result in the imposition of any tax on "prohibited transactions" as defined in Section 860F of the Code; or (ii) cause any REMIC constituting any part of the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such REO Property (subject to any conditions contained in such Opinion of Counsel). The Servicer shall be entitled to be reimbursed from the Collection Account for any costs incurred in obtaining such Opinion of Counsel, as provided in Section 2.05.

         Subject to compliance with applicable laws and regulations as shall at any time be in force, and notwithstanding any other provisions of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would: (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code; or (ii) subject any REMIC constituting part of the Trust Fund to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Sections 860F or 860G(c) of the Code, unless the Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

         The Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders and the Trust Fund solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code or result in the receipt by the related REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code, or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions. The Servicer shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least annually thereafter. The Servicer shall make or cause to be made a written report of each such inspection. Such reports shall be retained in the Mortgage Servicing File and copies thereof shall be forwarded by the Servicer to the Master Reporting Agent and the Trustee upon request. The Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Servicer deems to be in the best interest of the Certificateholders and the Trust Fund.

         With respect to each REO Property, the Servicer shall account separately for each REO Property with respect to all funds collected and received in connection with the operation of such REO Property.

         The Servicer shall deposit or cause to be deposited, within two Business Days of receipt, in the Collection Account, all revenues received with respect to each REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the related REO Property, including the cost of maintaining any hazard insurance pursuant to Section 2.10 hereof and the fees of any managing agent acting on behalf of the Servicer.

         The Servicer shall furnish to the Master Reporting Agent, on each Servicer Remittance Date, an operating statement for each REO Property covering the operation of each REO Property for the previous month. Such operating statement shall be accompanied by such other information as the Master Reporting Agent shall reasonably request.

         The Servicer shall use its best efforts to dispose of the REO Property as promptly as is practically consistent with protecting the Certificateholders' interests.

         Each REO Disposition shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer deems to be in the best interest of the Certificateholders. If as of the date title to any REO Property was acquired by the Servicer there were outstanding unreimbursed Servicing Advances with respect to the REO Property, the Servicer, upon an REO Disposition of such REO Property, shall be entitled to reimbursement for any related unreimbursed Servicing Advances from proceeds received in connection with such REO Disposition. The proceeds from the REO Disposition, net of any payment to the Servicer as provided above, shall be deposited in the Collection Account for distribution on the succeeding Servicer Remittance Date.

         Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration and an Opinion of Counsel is obtained by the Servicer to the effect that such sale shall not cause any REMIC constituting part of the Trust Fund to fail to qualify as a REMIC).

         Section 2.14 Due-on-Sale Clauses; Assumption and Substitution
Agreements.

         When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Mortgage Note; provided, however, that the Servicer shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Servicer, is not enforceable under applicable law. An Opinion of Counsel at the expense of the Servicer (which expense shall constitute a Servicing Advance) delivered to the Trustee, the Master Reporting Agent and the Depositor to the foregoing effect shall conclusively establish the reasonableness of such belief. In such event, the Servicer shall make reasonable efforts to enter into an assumption and modification agreement with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, unless prohibited by applicable law or the Mortgage, the Mortgagor remains liable thereon. If the foregoing is not permitted under applicable law, the Servicer is authorized to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Note. No substitution shall be effective unless such Person satisfies the underwriting criteria of the Servicer at the time the related Mortgage Loan was originated and such substitution is in the best interest of the Certificateholders as determined by the Servicer. The Servicer shall notify the Trustee that any such assumption or substitution agreement has been completed, and shall forward to the Custodian a copy of such assumption or substitution agreement (indicating the Mortgage File to which it relates) which copy shall be added by the Custodian to the related Mortgage File (pending receipt from the Servicer of the original recorded assumption or substitution agreement) and which shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. The Servicer shall be responsible for recording any such assumption or substitution agreements and sending the original recorded copy to the Custodian for inclusion in the related Mortgage File, as set forth in the preceding sentence. In connection with any such assumption or substitution agreement, the Monthly Payment on the related Mortgage Loan shall not be changed but shall remain as in effect immediately prior to the assumption or substitution, the stated maturity or outstanding principal amount of such Mortgage Loan shall not be changed nor shall any required monthly payments of principal or interest be deferred or forgiven. Any fee collected by the Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to the Servicer as additional servicing compensation.

         Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever.

         Section 2.15 Notification of Adjustments.

         On each Adjustment Date, the Servicer shall make Mortgage Interest Rate adjustments for each Adjustable-Rate Mortgage Rate Loan in compliance with the requirements of the related Mortgage and Mortgage Note and Applicable Regulations. The Servicer shall execute and deliver the notices required by each Mortgage and Mortgage Note and Applicable Regulations regarding Mortgage Interest Rate adjustments. The Servicer also shall provide timely notification to the Trustee and the Master Reporting Agent of all applicable data and information regarding such Mortgage Interest Rate adjustments and the Servicer's methods of implementing such Mortgage Interest Rate adjustments. Upon the discovery by the Servicer, the Trustee or the Master Reporting Agent that the Servicer has failed to adjust or has incorrectly adjusted a Mortgage Interest Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, the Servicer shall deliver to the Trustee for deposit in the Distribution Account from its own funds the amount of any interest loss caused thereby without reimbursement therefor; provided, however, the Servicer shall be held harmless with respect to any Mortgage Interest Rate adjustments made by any servicer prior to the Servicer.

         Section 2.16 Optional Purchases of Mortgage Loans by Servicer.

         The Servicer, together with Ocwen, as servicer under the Ocwen Servicing Agreement and Wilshire, as servicer under the Wilshire Servicing Agreement, may, if each of the Servicer, Ocwen and Wilshire agree to do so in a written notice provided to the Trustee at least five Business Days prior to the related Distribution Date (the "Termination Notice"), terminate the Trust Fund and retire the Offered Certificates on the next succeeding Distribution Date as of which the aggregate current Pool Balance is less than 10% of the aggregate Pool Balance of the Mortgage Loans as of the Cut-off Date by purchasing all of the outstanding Mortgage Loans in the Trust Fund at a price equal to the Termination Price and by reimbursing all Servicers for outstanding Advances and Servicing Arrearages. The Termination Price and reimbursement amounts shall be allocated among and paid by the Servicer, Ocwen and Wilshire and the purchased Mortgage Loans shall be distributed among the Servicer, Ocwen and Wilshire in the manner set forth in the Termination Notice. If the Servicer, Ocwen or Wilshire elects not to purchase all of the outstanding Mortgage Loans in the Trust Fund on the Optional Termination Date, then the non-electing party's option to purchase such Mortgage Loans may be exercised by the Servicer, Ocwen and/or Wilshire, as the case may be, as agreed to by such electing parties, provided that all and not part of the Mortgage Loans are purchased at the Termination Price. If the option is not exercised on such Distribution Date then on the next succeeding Distribution Date, and on each Distribution Date thereafter until such time, if any, as the Mortgage Loans are repurchased, any of the Servicer, Ocwen and/or Wilshire (or any combination thereof) may, at their option, purchase all of the outstanding Mortgage Loans in the Trust Fund, in the manner described above, for the Termination Price as of such Distribution Date. Notwithstanding the foregoing, if S&P has rated a class of debt securities ("Net Interest Margin Securities") that are backed by the Class X Certificates and Class P Certificates and that are outstanding on any date on which the Servicer, Ocwen and/or Wilshire, as applicable, intend to exercise their option to purchase the Mortgage Loans, the Servicer, Ocwen and/or Wilshire, as applicable, will be permitted to exercise such option only if one of the following conditions is met: (i) after distribution of the Termination Price to the Certificateholders (other than the Holders of the Class X Certificates, Class P Certificates and Class R Certificates) to redeem the related Certificates, the remainder of the Termination Price (the "Remainder Amount") is distributed to the Holders of the Class X Certificates and Class P Certificates and is sufficient to pay the outstanding principal amount of and accrued and unpaid interest on the Net Interest Margin Securities; or (ii) (A) at the same time that the Servicer, Ocwen and/or Wilshire, as applicable, remit the Termination Price to the Trustee, they also remit to the Trustee an additional amount which, in combination with the Remainder Amount, is sufficient to pay the outstanding principal amount of and accrued and unpaid interest on the Net Interest Margin Securities, and (B) the Trustee remits the Remainder Amount to the Holders of the Class X Certificates and Class P Certificates and remits that additional amount directly to the indenture trustee (plus any outstanding expenses due and owing to the indenture trustee) under the indenture creating the Net Interest Margin Securities.

         Section 2.17 Trustee to Cooperate; Release of Files.

         (a) Upon the payment in full of any Mortgage Loan (including any liquidation of such Mortgage Loan through foreclosure or otherwise, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes), the Servicer shall deliver to the Trustee and the Custodian two executed copies of a completed "Request for Release" in the form of Exhibit B. Upon receipt of such Request for Release of Documents, the Trustee shall instruct (which instruction may be a standing instruction) the Custodian, in accordance with the Pooling Agreement, to release the related Mortgage File, in trust to (i) the Servicer, or (ii) such other party identified in the related Request for Release. Upon any such payment in full, or the receipt of such notification that such funds have been placed in escrow, the Servicer shall direct the Trustee in writing to execute an instrument of satisfaction (or assignment of Mortgage without recourse) regarding the Mortgaged Property relating to such Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of payment in full, it being understood and agreed that no expense incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Collection Account. In lieu of executing any such satisfaction or assignment, as the case may be, the Servicer may prepare and submit to the Trustee a satisfaction (or assignment without recourse, if requested by the Person or Persons entitled thereto) in form for execution by the Trustee with all requisite information completed by the Servicer; in such event, the Trustee shall execute and acknowledge such satisfaction or assignment, as the case may be, and deliver the same with the related Mortgage File, as aforesaid.

         (b) From time to time and as appropriate in the servicing of any Mortgage Loan, including, without limitation, foreclosure or other comparable conversion of a Mortgage Loan or collection under any insurance policy relating to a Mortgage Loan, the Trustee shall (except in the case of the payment or liquidation pursuant to which the related Mortgage File is released to an escrow agent or an employee, agent or attorney of the Trustee), upon written request of the Servicer and delivery to the Trustee and the Custodian of two executed copies of a "Request for Release" in the form of Exhibit B signed by a Servicing Officer, instruct (which instruction may be a standing instruction) the Custodian to release the related Mortgage File to the Servicer in accordance with the Pooling Agreement and shall execute such documents as shall be necessary to the prosecution of any such proceedings, including, without limitation, an assignment without recourse of the related Mortgage to the Servicer. Such receipt shall obligate the Servicer to return the Mortgage File to the Custodian when the need therefor by the Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a Request for Release evidencing such liquidation, the receipt shall be released by the Custodian to the Servicer.

         (c) Subject to Section 2.01, the Servicer shall have the right to accept applications of Mortgagors for consent to (i) partial releases of Mortgages, (ii) alterations, (iii) removal, demolition or division of properties subject to Mortgages and (iv) second mortgage subordination agreements. No application for approval shall be considered by the Servicer unless: (w) it has received an Opinion of Counsel, addressed to the Trustee and the Master Reporting Agent (which opinion shall not be an expense of the Trustee or the Master Reporting Agent or the Trust Fund) that such sale, disposition, substitution, acquisition or contribution will not affect adversely the status of any REMIC constituting part of the Trust Fund as a REMIC or cause any REMIC constituting part of the Trust Fund to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions; (x) the provisions of the related Note and Mortgage have been complied with; (y) the Combined Amortized Loan-to-Value Ratio and debt-to-income ratio after any release does not exceed the maximum Combined Amortized Loan-to-Value Ratio and debt-to-income ratio established in accordance with the underwriting standards of the Mortgage Loans; and (z) the lien priority of the related Mortgage is not affected. Upon receipt by the Trustee and the Master Reporting Agent of a Servicing Officer's certificate setting forth the action proposed to be taken in respect of a particular Mortgage Loan and certifying that the criteria set forth in the immediately preceding sentence have been satisfied, the Trustee shall execute and deliver to the Servicer the partial release so requested by the Servicer. A proposed form of partial release shall accompany any Servicing Officer's certificate delivered by the Servicer pursuant to this paragraph.

         Section 2.18 Servicing Compensation.

         As compensation for its activities hereunder, the Servicer shall be entitled to retain the amount of the Servicing Fee with respect to each Mortgage Loan (including REO Properties). The Servicer shall be entitled to retain additional servicing compensation in the form of release fees, bad check charges, assumption fees, modification or extension fees, late payment charges, or any other service-related fees, Insurance Proceeds and Liquidation Proceeds not required to be deposited in the Collection Account and similar items, to the extent collected from Mortgagors.

         Section 2.19 Annual Statement as to Compliance.

         The Servicer, at its own expense, will deliver to the Master Reporting Agent, the Trustee and the Depositor, not later than March 15th of each year, commencing in 2004, a Servicing Officer's certificate stating, as to each signer thereof, that (i) a review of the activities of the Servicer during the preceding fiscal year (or such shorter period in the case of the first such report) and of performance under this Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of all such obligations, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Servicer to remedy such default.

         Section 2.20 Annual Independent Certified Public Accountants' Reports.

         Not later than March 20th of each year, commencing in 2004, the Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to the Master Reporting Agent, the Trustee and the Depositor a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Servicer which includes an assertion that the Servicer has complied with certain minimum residential mortgage loan servicing standards, identified in either the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America or the Audit Program for Mortgages serviced by Freddie Mac, with respect to the servicing of residential mortgage loans during the most recently completed fiscal year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. Immediately upon receipt of such report, the Servicer shall furnish a copy of such report to the Master Reporting Agent, the Trustee, the Depositor and each Rating Agency. Copies of such statement shall be provided by the Trustee to any Certificateholder upon request at the Servicer's expense, provided that such statement is delivered by the Servicer to the Trustee.

         Section 2.21 Access to Certain Documentation and Information Regarding the Mortgage Loans.

         The Servicer shall provide to the Master Reporting Agent, the Trustee, Certificateholders that are federally insured savings and loan associations, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of each of the foregoing (which, in the case of supervisory agents and examiners, may be required by applicable state and federal regulations) access to the documentation regarding the Mortgage Loans, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it.

         Section 2.22 Substitution Adjustment Amounts.

         For any month in which the Seller substitutes one or more Eligible Substitute Mortgage Loans for one or more Defective Mortgage Loans in accordance with the provisions of the Pooling Agreement, the Servicer will determine the amount (the "Substitution Adjustment Amount"), if any, by which the aggregate Purchase Price of all such Defective Mortgage Loans exceeds the aggregate, as to each such Eligible Substitute Mortgage Loan, of the principal balance thereof as of the date of substitution, together with one month's interest on such principal balance at the applicable Net Mortgage Interest Rate. In accordance with the Pooling Agreement, on the date of such substitution, the Seller will deliver or cause to be delivered to the Servicer for deposit in the Collection Account an amount equal to the Substitution Adjustment Amount, if any.

         Section 2.23 Obligations of the Servicer in Respect of Compensating Interest.

         Not later than 1:00 p.m. New York time on each Servicer Remittance Date, the Servicer shall deliver to the Trustee for deposit in the Distribution Account an amount ("Compensating Interest") equal to the lesser of (A) the aggregate of the Prepayment Interest Shortfalls on the Actuarial Mortgage Loans for the related Distribution Date resulting from Principal Prepayments on the Actuarial Mortgage Loans during the related Prepayment Period and (B) 50% of its aggregate Servicing Fee received with respect to the Actuarial Mortgage Loans in the related Collection Period. The Servicer shall apply Compensating Interest to offset any Prepayment Interest Shortfalls on the Actuarial Mortgage Loans. The Servicer shall not have the right to reimbursement for any amounts remitted to the Trustee in respect of Compensating Interest. The Servicer shall not be obligated to pay Compensating Interest with respect to Prepayment Interest Shortfalls on Simple Interest Mortgage Loans or Relief Act Shortfalls.

         Section 2.24 Obligations of the Servicer in Respect of Mortgage Interest Rates and Monthly Payments.

         In the event that a shortfall in any collection on or liability with respect to any Mortgage Loan results from or is attributable to adjustments to Mortgage Interest Rates, Monthly Payments or Principal Balances that were made by the Servicer in a manner not consistent with the terms of the related Mortgage Note and this Agreement, the Servicer, upon discovery or receipt of notice thereof, immediately shall deliver to the Trustee for deposit in the Distribution Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Fund, the Trustee and the Depositor in respect of any such liability. Such indemnities shall survive the termination or discharge of this Agreement.

         Section 2.25 Investment of Funds in the Collection Account.

         (a) The Servicer may direct any depository institution maintaining the Collection Account or Accounts (for purposes of this Section 2.25, each an "Investment Account"), to invest the funds in such Investment Account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee is the obligor thereon, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee or the Servicer, as applicable (in its capacity as such) or in the name of a nominee of the Trustee. The Trustee shall be entitled to sole possession over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Trustee or its nominee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Trustee shall at the direction of the Servicer:

                  (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                  (y) demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Trustee that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

         (b) All income and gain realized from the investment of funds in the Collection Account shall be for the benefit of the Servicer. The Servicer shall deposit in the Collection Account the amount of any loss incurred in respect of any such Permitted Investment made with funds in such account immediately upon realization of such loss.

         (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, upon the request of the Holders of Certificates representing more than 50% of the Voting Rights allocated to any Class of Certificates, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

         The Trustee shall not in any way be held liable by reason of any insufficiency in any Account held by the Trustee resulting from any investment loss on any Permitted Investment included therein (except to the extent that the Trustee is the obligor and has defaulted thereon).

         Section 2.26 Liability of Servicer; Indemnification.

         (a) Subject to clause (b) below and Section 4.03, the Servicer indemnifies and holds the Trustee and the Depositor harmless against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee and the Depositor may sustain in any way related to the failure of the Servicer to perform its duties and service the Mortgage Loans in compliance with the Servicing Standards and the terms of this Agreement. The Servicer shall immediately notify the Trustee and the Depositor if a claim is made that may result in such claims, losses, penalties, fines, forfeitures, legal fees or related costs, judgments, or any other costs, fees and expenses, and the Servicer shall assume (with the consent of the Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, the Trustee and/or the Depositor in respect of such claim. The provisions of this Section 2.26 shall survive the termination of this Agreement and the payment of the outstanding Certificates. The provisions of this Section 2.26(a) shall not apply to the Trustee in its role as successor Servicer.

         (b) None of the Depositor, the Servicer, or any of the directors, officers, employees or agents of the Depositor or the Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or the Servicer or any such Person against any breach of warranties or representations made herein, or against any specific liability imposed on the Servicer for a breach of the Servicing Standard, or against any liability which would otherwise be imposed by reason of its respective willful misfeasance, bad faith, fraud or negligence in the performance of its duties or by reasons of negligent disregard of its respective obligations or duties hereunder.

         The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person with respect to any matters arising hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred in connection with any legal action incurred by reason of its respective misfeasance, bad faith, fraud or negligence, a breach of a representation or warranty hereunder or (in the case of the Servicer) a breach of the Servicing Standard in the performance of its respective duties or by reason of negligent disregard of its respective obligations or duties hereunder. Neither the Depositor nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and in its opinion does not expose it to any expense or liability; provided, however, that the Depositor or the Servicer may in its discretion undertake any action related to its obligations hereunder which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder.

         Section 2.27 Reports of Foreclosure and Abandonment of Mortgaged Properties.

         On or before the last day of June of each year beginning in 2004, the Servicer shall file the reports of foreclosure and abandonment of any Mortgaged Property required by Section 6050J of the Code with the Internal Revenue Service. The reports from the Servicer shall be in form and substance sufficient to meet the reporting requirements imposed by such Section 6050J.

         Section 2.28 Remittance Reports; Advances.

         (a) On the Servicer Report Date, the Servicer shall deliver to the Trustee and the Master Reporting Agent in electronic format (or by such other means as the Servicer, the Trustee and the Master Reporting Agent may agree from time to time) a Remittance Report with respect to the related Distribution Date. Not later than the close of business New York time on the Servicer Remittance Date, the Servicer shall deliver or cause to be delivered to the Master Reporting Agent and the Trustee in addition to the information provided on the Remittance Report, such other information reasonably available to it without undue expense with respect to the Mortgage Loans as the Master Reporting Agent or Trustee may reasonably request or order. Neither the Trustee nor the Master Reporting Agent shall be responsible to recompute, recalculate or verify any information provided to it by the Servicer.

         (b) On or prior to the Closing Date, the Servicer shall enter into the Master Reporting Agreement. On the Servicer Report Date, the Servicer shall deliver to the Master Reporting Agent all reports required to be delivered pursuant to the Master Reporting Agreement and shall deliver copies of all such reports to the Depositor.

         (c) The amount of Advances to be made by the Servicer for any Distribution Date shall equal, subject to Section 2.28(d), the aggregate amount of Monthly Payments (net of the related Servicing Fee), due during the related Collection Period in respect of the Actuarial Mortgage Loans, which Monthly Payments were delinquent on a contractual basis as of the close of business on the related Determination Date. For purposes of the preceding sentence, the Monthly Payment on each Balloon Mortgage Loan with a delinquent Balloon Payment is equal to the assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for such Balloon Mortgage Loan. The Servicer shall not be obligated to make any Advance with respect to Simple Interest Mortgage Loans or REO Properties.

         On or before 1:00 p.m. New York time on the Servicer Remittance Date, the Servicer shall remit in immediately available funds to the Trustee for deposit in the Distribution Account an amount equal to the aggregate amount of Advances, if any, to be made in respect of the Mortgage Loans for the related Distribution Date either (i) from its own funds or (ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case it will cause to be made an appropriate entry in the records of the Collection Account that amounts held for future distribution have been, as permitted by this Section 2.28, used by the Servicer in discharge of any such Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of Advances to be made by the Servicer with respect to the Mortgage Loans. Any amounts held for future distribution and so used shall be appropriately reflected in the Servicer's records and replaced by the Servicer by deposit in the Collection Account on or before any future Servicer Remittance Date. The Trustee will provide notice to the Servicer electronically or by telecopy by the close of business on any Servicer Remittance Date in the event that the amount remitted by the Servicer to the Trustee on such date is less than the Advances required to be made by the Servicer for the related Distribution Date, as set forth in the related Remittance Report.

         (d) The obligation of the Servicer to make such Advances is mandatory, notwithstanding any other provision of this Agreement but subject to (e) below, and, with respect to any Mortgage Loan, shall continue until the earlier of such time as the Trust acquires title to the related Mortgaged Property or such Mortgage Loan is paid in full by the Mortgagor or disposed of by the Trust, or until the recovery of all Liquidation Proceeds thereon.

         (e) Notwithstanding anything herein to the contrary, no Advance or Servicing Advance shall be required to be made hereunder by the Servicer if such Advance would, if made, constitute a Nonrecoverable Advance. The determination by the Servicer that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate of the Servicer delivered to the Trustee.

         Section 2.29 Periodic Filings.

         (a) The Trustee and the Servicer shall reasonably cooperate with the Depositor in connection with the Trust's satisfying the reporting requirements under the 1934 Act. The Trustee shall file with the Securities and Exchange Commission (the "SEC") any and all reports, statements and information respecting the Trust which the Depositor determines are required to be filed with the SEC pursuant to Sections 13(a) or 15(d) of the 1934 Act, each such report, statement and information to be filed on or prior to the required filing date for such report, statement or information. Upon the request of the Trustee, each of the Servicer and the Depositor shall reasonably cooperate with the Trustee in the preparation of any such report and shall provide to the Trustee in a timely manner all such information or documentation as the Trustee may reasonably request in connection with the performance of its duties and obligations under this Section.

         (b) Prior to March 30th of each year (or such earlier date as may be required by the 1934 Act and the Rules and Regulations of the SEC), the Trustee shall file a Form 10-K, in substance. as required by applicable law or the SEC's staff interpretations. Such Form 10-K shall include as exhibits the Servicer's annual statement of compliance described under Section 2.19 (upon which the Trustee may rely) and the accountant's report described under Section 2.20, in each case to the extent they have been timely delivered to the Trustee. If they are not so timely delivered, the Trustee shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Trustee. The Form 10-K shall also include a certification in the form attached hereto as Exhibit D (the "Certification"), which shall be signed by the senior officer of the Depositor in charge of securitization.

         (c) Notwithstanding that the Certification is to be signed by an officer of the Depositor and for so long as a Form 10-K is filed with the SEC, a Responsible Officer of the Trustee shall sign a certification, in the form attached hereto as Exhibit E for the benefit of the Depositor and its officers, directors and Affiliates in respect of items 1 through 3 thereof of the Certification (provided, however, that the Trustee shall not undertake an analysis of the accountant's report attached as an exhibit to the Form 10-K), and a Servicing Officer of the Servicer who is responsible for the servicing and administration of the Mortgage Loans shall sign a certification in the form attached hereto as Exhibit E for the benefit of the Depositor, the Trustee and their respective officers, directors and Affiliates in respect of items 4 and 5 of the Certification. Each such certification shall be delivered to the Depositor and the Trustee (as applicable), no later than March 15th of each year (or if such day is not a Business Day, the immediately preceding Business Day) and the Depositor shall deliver the Certification to be filed to the Trustee no later than March 20th of each year (or if such day is not a Business Day, the immediately preceding Business Day). In the event that prior to the filing date of the Form 10-K in March of each year, the Trustee or the Servicer has actual knowledge of information material to the Certification, that party shall promptly notify the Depositor and each of the other parties signing the certifications. In addition, (i) the Trustee shall indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon any breach of the Trustee's obligations under this Section 2.29(c) or the Trustee's negligence, bad faith or willful misconduct in connection therewith and (ii) the Servicer shall indemnify and hold harmless the Depositor, the Trustee and their respective officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon any breach of the Servicer's obligations under this
Section 2.29(c) or the Servicer's negligence, bad faith or willful misconduct in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the indemnified party then (i) the Trustee agrees in connection with a breach of the Trustee's obligations under this
Section 2.29(c) or the Trustee's negligence, bad faith or willful misconduct in connection therewith that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Trustee on the other and (ii) the Servicer agrees in connection with a breach of the Servicer's obligations under this
Section 2.29(c) or the Servicer's negligence, bad faith or willful misconduct in connection therewith that it shall contribute to the amount paid or payable by the Depositor and the Trustee as a result of the losses, claims, damages or liabilities of the Depositor and the Trustee in such proportion as is appropriate to reflect the relative fault of the Depositor and the Trustee on the one hand and the Servicer on the other.

         (d) Prior to January 30 of the first year in which the Trustee is able to do so under applicable law, the Trustee shall file a Form 15 Suspension Notification with respect to the Trust.

         Section 2.30 Gramm-Leach-Bliley.

         The Servicer shall comply with Title V of the Gramm-Leach-Bliley Act of 1999 and all applicable regulations applicable to the Servicer promulgated thereunder, relating to the Mortgage Loans and the related borrowers and shall provide all required notices thereunder. The Servicer hereby represents and warrants that it has procedures and systems in place in order to comply with Title V of the Gramm-Leach-Bliley Act of 1999 and all applicable regulations promulgated thereunder applicable to the Servicer.


                                  ARTICLE III


                                   [RESERVED]


                                   ARTICLE IV

                         THE SERVICER AND THE DEPOSITOR

         Section 4.01 Liability of the Servicer and the Depositor.

         The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Servicer herein. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor.

         Section 4.02 Merger or Consolidation of, or Assumption of the Obligations of the Servicer or the Depositor.

         Any entity into which the Servicer or the Depositor may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Servicer or the Depositor shall be a party, or any corporation succeeding to the business of the Servicer or the Depositor, shall be the successor of the Servicer or the Depositor, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor Servicer shall satisfy all the requirements of Section 5.02 with respect to the qualifications of a successor Servicer.

         Section 4.03 Limitation on Liability of the Servicer and Others.

         Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Trust or the Certificateholders for any action taken or for refraining from the taking of any action by the Servicer in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or negligence in the performance of duties of the Servicer or by reason of its reckless disregard of its obligations and duties of the Servicer hereunder; provided, further, that this provision shall not be construed to entitle the Servicer to indemnity in the event that amounts advanced by the Servicer to retire any senior lien exceed Liquidation Proceeds (in excess of related liquidation expenses) realized with respect to the related Mortgage Loan. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer and any director or officer or employee or agent of the Servicer shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of its reckless disregard of obligations and duties hereunder. The Servicer may undertake any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and the Servicer shall be entitled to pay such expenses from the proceeds of the Trust or to be reimbursed therefor pursuant to Section 2.05 upon presentation to the Trustee of documentation of such expenses, costs and liabilities. The Servicer's right to indemnity or reimbursement pursuant to this Section shall survive any resignation or termination of the Servicer pursuant to Section 4.04 or 5.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination). This paragraph shall apply to the Servicer solely in its capacity as Servicer hereunder and in no other capacities.

         To the extent the Seller or the Custodian records with the recording office as provided in the Pooling Agreement an Assignment of Mortgage which designates the Trust as the holder of record of the Mortgage, the Trustee agrees that it shall (i) to the extent actually known to it, provide the Servicer with prompt notice of any action with respect to the Mortgage or the related Mortgaged Property and forward such notice to the Servicer pursuant to Section 7.04; and (ii) promptly complete, sign and return to the Servicer any document reasonably requested by the Servicer to comply with its servicing obligations, including without limitation, any instrument required to release the Mortgage upon payment in full of the obligation or take any other action reasonably required by the Servicer. The Depositor and the Trustee agree that the Servicer shall have no liability for the Trustee's failure to comply with the subsections
(i) or (ii) in the foregoing sentence. The Servicer shall have no liability to the Trustee and shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expenses or liability; provided, however, that the Servicer may, with the consent of the Trustee, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund as a component of Servicing Advances.

         Section 4.04 Servicer Not to Resign.

         Subject to the provisions of Section 5.01 and Section 4.02, the Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer or its subsidiaries or Affiliates at the date of this Agreement or (ii) upon satisfaction of the following conditions: (a) the Servicer has proposed a successor servicer to the Trustee in writing and such proposed successor servicer is reasonably acceptable to the Trustee; and (b) each Rating Agency shall have delivered a letter to each of the Trustee prior to the appointment of the successor servicer stating that the proposed appointment of such successor servicer as Servicer hereunder will not result in the reduction or withdrawal of the then current rating of the Certificates; provided, however, that no such resignation by the Servicer shall become effective until such successor servicer or, in the case of (i) above, the Trustee shall have assumed the Servicer's responsibilities and obligations hereunder or the Trustee shall have designated a successor servicer in accordance with Section 5.02. Any such resignation shall not relieve the Servicer of responsibility for any of the obligations specified in Sections 5.01 and 5.02 as obligations that survive the resignation or termination of the Servicer. Any such determination permitting the resignation of the Servicer pursuant to clause (i) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee.

         Section 4.05 Delegation of Duties.

         In the ordinary course of business, the Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with standards comparable to those set forth in Section 2.01. Such delegation shall not relieve the Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 4.04. The Servicer shall provide the Master Reporting Agent, the Trustee and the Rating Agencies with 60 days prior written notice prior to the delegation of any of its duties to any Person other than any of the Servicer's Affiliates or their respective successors and assigns.

         Section 4.06 Representations, Warranties and Covenants of the Servicer.

         The Servicer hereby represents, warrants and covenants to the Trustee, for the benefit of each of the Certificateholders, and to the Depositor and the Master Reporting Agent that as of the Closing Date or as of such date specifically provided herein:

                  (i) The Servicer is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all licenses necessary to carry on its business as now being conducted, except for such licenses, certificates and permits the absence of which, individually or in the aggregate, would not have a material adverse effect on the ability of the Servicer to conduct its business as it is presently conducted, and is licensed, qualified and in good standing in the states where the Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer or to ensure the enforceability or validity of each Mortgage Loan; the Servicer has the power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized;

                  (ii) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer and will not result in the breach of any term or provision of the certificate of formation or the partnership agreement of the Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject;

                  (iii) The Servicer is an approved seller/servicer of conventional mortgage loans for Fannie Mae. The Servicer is, and shall remain for as long as it is servicing the Mortgage Loans hereunder, in good standing to service mortgage loans for HUD, Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Servicer unable to comply with HUD, Fannie Mae, or Freddie Mac eligibility requirements or which would require notification to any of HUD, Fannie Mae or Freddie Mac;

                  (iv) This Agreement constitutes a valid, legal and binding obligations of the Servicer, enforceable in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy laws and general principles of equity;

                  (v) The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

                  (vi) There is no action, suit, proceeding or investigation pending or, to its knowledge, threatened against the Servicer that, either individually or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or that would draw into question the validity or enforceability of this Agreement or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or that would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement;

                  (vii) No consent, approval or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders, if any, that have been obtained; and

                  (viii) No information, certificate of an officer or statement furnished in writing or report delivered to the Master Reporting Agent or the Trustee by the Servicer in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

         It is understood and agreed that the representations, warranties and covenants set forth in this Section 4.06 shall survive delivery of the Mortgage Files to the Trustee and shall inure to the benefit of the Master Reporting Agent, the Trustee, the Depositor and the Certificateholders. Upon discovery by any of the Depositor, the Trustee or the Servicer of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to each of the other parties hereto.


                                    ARTICLE V

                                     DEFAULT

         Section 5.01 Servicer Events of Termination.

         (a) If any one of the following events ("Servicer Events of Termination") shall occur and be continuing:

                  (i) (A) The failure by the Servicer to make any Advance; or
         (B) any other failure by the Servicer to deposit in the Collection Account or Distribution Account any deposit required to be made under the terms of this Agreement, which continues unremedied for a period of one Business Day after the date upon which written notice of such failure shall have been given to the Servicer by the Trustee or by any Holder of a Certificate evidencing at least 25% of the Voting Rights; or

                  (ii) The failure by the Servicer to make any required Servicing Advance which failure continues unremedied for a period of 30 days, or the failure by the Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer as set forth in this Agreement, which failure continues unremedied for a period of 30 days, after the date (A) on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or by any Holder of a Certificate evidencing at least 25% of the Voting Rights or (B) actual knowledge of such failure by a Servicing Officer of the Servicer; or

                  (iii) The entry against the Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or

                  (iv) The Servicer shall voluntarily go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

                  (v) Any reduction, withdrawal or qualification of the Servicer's rating by S&P, Moody's or Fitch which results in the inability of the Servicer, or the unacceptability by any such rating agency to allow the Servicer, in either case, to act as a primary servicer for this transaction.

         (b) Then, and in each and every such case, so long as a Servicer Event of Termination shall not have been remedied within the applicable grace period, if any, (x) with respect solely to clause (i)(A) above, if such Advance is not made by 2:00 P.M., New York time, on the Business Day immediately following the Servicer Remittance Date, the Trustee may terminate all of the rights and obligations of the Servicer under this Agreement and the Trustee, or a successor servicer appointed in accordance with Section 5.02, shall immediately make such Advance and assume, pursuant to Section 5.02, the duties of a successor Servicer and (y) in the case of (i)(B), (ii), (iii), (iv) and (v) above, the Trustee may and, at the direction of the Holders of each Class of Certificates evidencing

Percentage Interests aggregating not less than 51%, shall by notice then given in writing in accordance with Section 7.04 hereof to the Servicer, terminate all of the rights and obligations of the Servicer as servicer under this Agreement. Any such notice to the Servicer shall also be given to each Rating Agency and the Depositor. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, provided that the succession of the Trustee to all of the responsibilities, duties and liabilities of the terminated Servicer may not be complete for up to 90 days after the delivery of such written notice, as set forth in Section 5.02(a) hereof; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and Related Documents or otherwise. The Servicer agrees to cooperate with the Trustee (or the applicable successor Servicer) in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the delivery to the Trustee of all documents and records requested by it to enable it to assume the Servicer's functions under this Agreement within ten Business Days subsequent to such notice, the transfer within one Business Day subsequent to such notice to the Trustee (or the applicable successor Servicer) for the administration by it of all cash amounts that shall at the time be held by the Servicer and to be deposited by it in the Collection Account, the Distribution Account, the Arrearage Reserve Account, any REO Account or any Escrow Account or that have been deposited by the Servicer in such accounts or thereafter received by the Servicer with respect to the Mortgage Loans or any REO Property received by the Servicer. All reasonable costs and expenses (including reasonable attorneys' fees) incurred in connection with transferring the servicing to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer (or if the predecessor Servicer is the initial Servicer or the Trustee, from the Trust), upon presentation of reasonable documentation of such costs and expenses. The Servicer shall continue to be entitled to the benefits of Section 4.03, notwithstanding any termination hereunder, with respect to events occurring prior to such termination. If such predecessor Servicer does not pay such costs and expenses within a reasonable period of time, the successor Servicer shall be entitled to be reimbursed from the Trust Fund for such costs and expenses for which the Trust Fund will retain a right of recovery against the predecessor Servicer (except if such predecessor Servicer is the initial Servicer or the Trustee). Any Advances made by the predecessor Servicer will be reimbursed by the successor Servicer (other than Nonrecovereable Advances which shall be reimbursed from the amounts on deposit in the Collection Account).

         Section 5.02 Trustee to Act; Appointment of Successor.

         (a) Within 90 days of the time the Servicer receives a notice of termination pursuant to Section 5.01, the Trustee (or such other successor Servicer as is approved in accordance with this Agreement) shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof arising on and after its succession. As compensation therefor, the Trustee (or such other successor Servicer) shall be entitled to such compensation as the Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, (i) if the Trustee is unwilling to act as successor Servicer or (ii) if the Trustee is legally unable so to act, the Trustee shall appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $50,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided, that the appointment of any such successor Servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the Certificates or the ratings that are in effect by the Rating Agencies as evidenced by a letter to such effect from the Rating Agencies. Pending appointment of a successor to the Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation which the Servicer would otherwise have received pursuant to Section 2.18 (or such other compensation as the Trustee and such successor shall agree, not to exceed the Servicing Fee). The successor servicer shall be entitled to withdraw from the Collection Account all costs and expenses associated with the transfer of the servicing to the successor servicer. The appointment of a successor servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Agreement prior to its termination as Servicer to pay any deductible under an insurance policy pursuant to Section 2.12 or to indemnify the parties indicated in Section
2.26 pursuant to the terms thereof, nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer of any of its representations or warranties contained herein or in any related document or agreement. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

         (b) Any successor, including the Trustee, to the Servicer as servicer shall during the term of its service as servicer continue to service and administer the Mortgage Loans for the benefit of Certificateholders, and maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and a Fidelity Bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 2.12.

         Section 5.03 Waiver of Defaults.

         The Majority Certificateholders may, on behalf of all Certificateholders, waive any events permitting removal of the Servicer as servicer pursuant to this Article V, provided, however, that the Majority Certificateholders may not waive a default in making a required distribution on a Certificate without the consent of the Holder of such Certificate. Upon any waiver of a past default, such default shall cease to exist and any Servicer Event of Termination arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Trustee to the Rating Agencies.

         Section 5.04 Notification to Certificateholders.

         (a) On any termination or appointment of a successor the Servicer pursuant to this Article V or Section 4.04, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register and each Rating Agency.

         (b) No later than 60 days after the occurrence of any event which constitutes or which, with notice or a lapse of time or both, would constitute a Servicer Event of Termination for five Business Days after a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to all Certificateholders notice of such occurrence unless such default or Servicer Event of Termination shall have been waived or cured. Such notice shall be given to the Rating Agencies promptly after any such occurrence.

         Section 5.05 Survivability of Servicer Liabilities.

         Notwithstanding anything herein to the contrary, upon termination of the Servicer hereunder, any liabilities of the Servicer which accrued prior to such termination shall survive such termination.


                                   ARTICLE VI

                                   TERMINATION

         Section 6.01 Termination.

         The respective obligations and responsibilities of the Servicer, the Depositor, the Trustee and the Master Reporting Agent hereunder shall terminate upon termination of the Trust in accordance with Section 7.01 of the Pooling Agreement.

                                  ARTICLE VII

                            MISCELLANEOUS PROVISIONS

         Section 7.01 Amendment.

         This Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee without the consent of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be defective or inconsistent with any other provisions herein or (iii) to make any other provisions with respect to matters or questions arising under this Agreement, which shall not be inconsistent with the provisions of this Agreement; provided, however, that any such action listed in clause (i) through
(iii) above shall not adversely affect in any respect the interests of any Certificateholder, as evidenced by (i) notice in writing to the Depositor, the Servicer and the Trustee from the Rating Agencies that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency, or (ii) an Opinion of Counsel delivered to the Depositor, the Servicer and the Trustee.

         In addition, this Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee with the consent of the Majority Certificateholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment or waiver shall (x) reduce in any manner the amount of, or delay the timing of, payments on the Certificates which are required to be made on any Certificate without the consent of the Holder of such Certificate, (y) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (x) above, without the consent of the Holders of Certificates of such Class evidencing at least a 66% of the Voting Rights of such Class, or (z) reduce the percentage of Voting Rights required by clause (y) above without the consent of the Holders of all Certificates of such Class then outstanding. Upon approval of an amendment, a copy of such amendment shall be sent to the Rating Agencies. Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel (at the expense of the Person seeking such amendment) stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement.

         Notwithstanding any provision of this Agreement to the contrary, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, delivered by (and at the expense of) the Person seeking such Amendment, to the effect that such amendment will not result in the imposition of a tax on any REMIC constituting part of the Trust Fund pursuant to the REMIC Provisions or cause any REMIC constituting part of the Trust to fail to qualify as a REMIC at any time that any Certificates are outstanding and that the amendment is being made in accordance with the terms hereof.

         Promptly after the execution of any such amendment the Trustee shall furnish, at the expense of the Person that requested the amendment if such Person is the Servicer (but in no event at the expense of the Trustee), otherwise at the expense of the Trust, a copy of such amendment and the Opinion of Counsel referred to in the immediately preceding paragraph to the Servicer and each Rating Agency.

         It shall not be necessary for the consent of Certificateholders under this Section 7.01 to approve the particular form of any proposed amendment; instead it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         Section 7.02 Recordation of Agreement; Counterparts.

         To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the expense of the Trust, but only upon direction of

Certificateholders, accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

         For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

         Section 7.03 Governing Law; Jurisdiction.

         THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. WITH RESPECT TO ANY CLAIM ARISING OUT OF THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK, AND EACH PARTY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING HERETO BROUGHT IN ANY SUCH COURTS, IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM AND FURTHER IRREVOCABLY WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH CLAIM, SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY, PROVIDED THAT SERVICE OF PROCESS HAS BEEN MADE BY ANY LAWFUL MEANS.

         Section 7.04 Notices.

         All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at, faxed or mailed by first class mail, postage prepaid, or by express delivery service, to
(a) in the case of the Depositor, Morgan Stanley ABS Capital I Inc., 1585 Broadway, New York, New York 10036, Attention: Michelle Wilke, Esq., (telecopy number 212-761-0260) (b) in the case of the Servicer, Countrywide Home Loans Servicing LP, 450 Park Granada, Calabasas, California 91302, Attention: Kushal Bhakta (telecopy number (818) 225-4028), or such other address as may be furnished to the Depositor in writing by the Servicer, and (c) in the case of the Trustee, Wells Fargo Bank Minnesota, National Association, 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Corporate Trust Services--MSAC 2003-SD1. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Notice of any Servicer Event of Termination shall be given by telecopy and by certified mail. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have duly been given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder shall also be mailed to the appropriate party in the manner set forth above.

         Section 7.05 Severability of Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         Section 7.06 Article and Section References.

         All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

         Section 7.07 Notice to the Rating Agencies.

         (a) Each of the Trustee and the Servicer shall be obligated to use its best reasonable efforts promptly to provide notice to the Rating Agencies with respect to each of the following of which a Responsible Officer of the Trustee or the Servicer, as the case may be, has actual knowledge:

                  (i) any material change or amendment to this Agreement;

                  (ii) the occurrence of any Servicer Event of Termination that has not been cured or waived;

                  (iii) the resignation or termination of the Servicer;


                  (iv) any change in the location of any Account; and

                  (v) if the Trustee is acting as successor Servicer pursuant to
         Section 5.02 hereof, any event that would result in the inability of the Trustee to make Advances.

         In addition, the Servicer shall promptly furnish to each Rating Agency copies of the following:

                           (A) each annual statement as to compliance described
                  in Section 2.19 hereof; and

                           (B) each annual independent public accountants'
                  servicing report described in Section 2.20 hereof.

         Any such notice pursuant to this Section 7.07 shall be in writing and shall be deemed to have been duly given if personally delivered, faxed or mailed by first class mail, postage prepaid, or by express delivery service to Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention:
Managing Director, Residential Mortgage-Backed Securities; Fitch Ratings, One State Street Plaza, New York, New York 10004, Attention: Managing Director, Residential Mortgage-Backed Securities; and Standard & Poor's, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041,
Attention: Mortgage Surveillance Group.

         Section 7.08 Further Assurances.

         Notwithstanding any other provision of this Agreement, none of the Certificateholders, the Trustee nor the Master Reporting Agent shall have any obligation to consent to any amendment or modification of this Agreement unless they have been provided reasonable security or indemnity against their out-of-pocket expenses (including reasonable attorneys' fees) to be incurred in connection therewith.

         Section 7.09 Benefits of Agreement.

         Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Certificateholders and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

         Section 7.10 Acts of Certificateholders.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and such action shall become effective when such instrument or instruments are delivered to the Servicer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "act" of the Certificateholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust, if made in the manner provided in this Section 7.10.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

         Section 7.11 Third Party Beneficiary.

         The parties agree that the Master Reporting Agent is intended and shall have all rights of a third-party beneficiary of this Agreement.

         Section 7.12 Non-Solicitation.

         The Servicer hereby agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors or independent mortgage brokerage companies on the Servicer's behalf, to personally, by telephone or mail, solicit the Mortgagor under any Mortgage Loan for the purpose of refinancing such Mortgage Loan; provided, that the Servicer may solicit any Mortgagor for whom the Servicer has received a request for demand for payoff, or a Mortgagor initiated written or verbal communication indicating a desire to prepay the related Mortgage Loan, provided further, it is understood and agreed that promotions undertaken by the Servicer or any of its affiliates which (i) concern optional insurance products or other additional products or (ii) are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this Section 7.12 nor is the Servicer prohibited from responding to unsolicited requests or inquiries made by a Mortgagor or any agent of a Mortgagor.

         IN WITNESS WHEREOF, the Depositor, the Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.



                                           MORGAN STANLEY ABS CAPITAL I INC.,
                                           as Depositor



                                           By: /s/ Valerie H. Kay
                                              ----------------------------------
                                                Name:
                                                Title:



                                           COUNTRYWIDE HOME LOANS SERVICING, LP,
                                           as Servicer



                                           By: /S/ [Authorized Representative]
                                              ----------------------------------
                                                Name:
                                                Title:



                                           WELLS FARGO BANK MINNESOTA, NATIONAL
                                                ASSOCIATION, not in its
                                                individual capacity but solely
                                                as Trustee



                                           By: /s/ Amy Doyle
                                              ----------------------------------
                                                Name:
                                                Title:

                                    EXHIBIT A


                             MORTGAGE LOAN SCHEDULE













































                                     EX A-1

                                    EXHIBIT B

                    FORM OF REQUEST FOR RELEASE OF DOCUMENTS


To:      Deutsche Bank National Trust Company
         1761 East St. Andrew Place
         Santa Ana, California  92705


To:      Wells Fargo Bank Minnesota, National Association
         9062 Old Annapolis Road
         Columbia, Maryland 21045-1951
         Attention:  Corporate Trust Services--MSAC 2003-SD1


         Re: Servicing Agreement, dated as of June 1, 2003, among Morgan Stanley ABS Capital I Inc., as depositor (the "Depositor"), Countrywide Home Loans Servicing, LP, as servicer (the "Servicer") and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee").

         All capitalized terms used herein shall have the means ascribed to them in the Servicing Agreement (the "Agreement") referenced above.

         In connection with the administration of the Mortgage Loans held by Deutsche Bank National Trust Company as Custodian pursuant to the Pooling Agreement, we request the release, and hereby acknowledge receipt, of the Trustee's Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

____________1.  Mortgage Paid in Full

____________2.  Foreclosure

____________3.  Substitution

____________4.  Other Liquidation (Repurchases, etc.)

____________5.     Nonliquidation       Reason:

                                        By:_____________________________________
                                        (authorized signer)


                                        Issuer:


                                        Address:




                                        Date:

         Please acknowledge the execution of the above request by your signature and date below:




                                     EX B-1

Signature

Date























                                     EX B-2

                                    EXHIBIT C

                    MONTHLY INFORMATION DELIVERED BY SERVICER

1. With respect to the Mortgage Pool, the number and Principal Balances of all Mortgage Loans which were the subject of Principal Prepayments during the related Collection Period.

2. With respect to the Mortgage Pool, the amount of all curtailments which were received during the related Collection Period.

3. With respect to the Mortgage Pool, the aggregate amount of principal portion of all Monthly Payments received during the related Collection Period.

4. With respect to the Mortgage Pool, the amount of interest received on the Mortgage Loans during the related Collection Period.

5. With respect to the Mortgage Pool, the aggregate amount of the Advances made and recovered with respect to such Distribution Date.

6. With respect to the Mortgage Pool, the delinquency and foreclosure information and the amount of Mortgage Loan Losses during the related Collection Period (including the Principal Balance of all 60+ Day Delinquent Loans).

7. With respect to the Mortgage Pool, the weighted average maturity, the weighted average Mortgage Interest Rate and the weighted average Net Mortgage Interest Rate as of the last day of the Collection Period preceding of the related Accrual Period.

8. The Servicing Fees paid and Servicing Fees accrued during the related Collection Period.

9. The amount of all payments or reimbursements to the Servicer paid or to be paid since the prior Distribution Date (or in the case of the first Distribution Date, since the Closing Date).

10.  The Pool Balance.

11. With respect to the Mortgage Pool, the number of Mortgage Loans outstanding at the beginning and at the end of the related Collection Period.

12. The aggregate interest accrued on the Mortgage Loans at their respective Mortgage Interest Rates for the related Collection Period.

13. The amount deposited in the Collection Account which may not be withdrawn therefrom pursuant to an Order of a United States Bankruptcy Court of competent jurisdiction imposing a stay pursuant to Section 362 of U.S. Bankruptcy Code.

14. The aggregate Realized Losses since the Cut-off Date as of the end of the related Collection Period.

15.  P&I Arrearages.

16.  Default Interest.

17. Any other information requested by the Trustee to enable it to calculate distributions on the Certificates and prepare the reports required by the Pooling Agreement.



                                     EX C-1

                                    EXHIBIT D

                           FORM OF CERTIFICATION TO BE
                              PROVIDED BY DEPOSITOR



Re: Morgan Stanley ABS Capital I Inc. Trust 2003-SD1, Mortgage Pass-Through Certificates, Series 2003-SD1, issued pursuant to the Pooling Agreement, dated as of June 1, 2003, among Morgan Stanley ABS Capital I Inc., as depositor (the "Depositor"), Morgan Stanley Mortgage Capital Inc., as seller (the "Seller"),The Murrayhill Company, as master reporting agent (the "Master Reporting Agent"), Deutsche Bank National Trust Company, as custodian, and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee").


I, [identify the certifying individual] a [title] of [name of institution], certify that:

     1. I have reviewed this annual report on Form 10-K ("Annual Report"), and all reports on Form 8-K containing distribution or servicing reports (collectively with this Annual Report, the "Reports") filed in respect of periods included in the year covered by this Annual Report of the Depositor relating to the above-referenced trust and series of certificates;

     2. Based on my knowledge the information in the Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this Annual Report;

     3. Based on my knowledge the distribution or servicing information required to be provided to the Trustee by the servicer under the Servicing Agreement, dated as of June 1, 2003 (the "Servicing Agreement"), among the Depositor, the Trustee and Countrywide Home Loans Servicing, LP, as servicer (the "Servicer") for inclusion in the Reports is included in these Reports;

     4. Based on my knowledge and upon the annual compliance statement included in this Annual Report and required to be delivered to the Trustee in accordance with the terms of the Servicing Agreement, and except as disclosed in the Reports, the Servicer has fulfilled its obligations under the Servicing Agreement; and

     5. The Reports disclose all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the Servicing Agreement, that is included in the Reports.


In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: the Trustee and the Servicer.



Date:    _________________________

[Signature] __________________________

[Title]


                                     EX D-1

                                    EXHIBIT E

                              ANNUAL CERTIFICATIONS

Re: Morgan Stanley ABS Capital I Inc. Trust 2003-SD1, Mortgage Pass-Through Certificates, Series 2003-SD1, issued pursuant to the Pooling Agreement, dated as of June 1, 2003, among Morgan Stanley ABS Capital I Inc., as depositor (the "Depositor"), Morgan Stanley Mortgage Capital Inc., as seller (the "Seller"),The Murrayhill Company, as master reporting agent (the "Master Reporting Agent"), Deutsche Bank National Trust Company, as custodian, and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee").

I, [identify the certifying individual], certify to the Depositor and the Trustee and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

     1. [To be certified by the Trustee] I have reviewed the annual report on Form 10-K for the fiscal year [___], and all reports on Form 8-K containing distribution reports in respect of periods included in the year covered by that annual report, of the Depositor relating to the above-referenced trust;

     2. [To be certified by the Trustee] Based on my knowledge, the information in these distribution reports prepared by the Trustee, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report;

     3. [To be certified by the Trustee] Based on my knowledge, the distribution information required to be provided by the Trustee under the Pooling Agreement is included in these reports;

     4. [To be certified by the Servicer] I am responsible for reviewing the activities performed by the Servicer under the Servicing Agreement during the calendar year immediately preceding the date of this certificate (the "Relevant Year"). Based upon the review required by the Servicing Agreement and except as disclosed in the annual compliance statement or the accountant's statement provided pursuant to section 2.19 of the Servicing Agreement, to the best of my knowledge, the Servicer has fulfilled its obligations under the Servicing Agreement throughout the Relevant Year; and

     5. [To be certified by the Servicer] All deficiencies relating to the Servicer's compliance with the servicing standards for purposes of the report provided by an independent public accountant, after conducting a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the Servicing Agreement, have been disclosed to such accountant and are included in such reports.


Date:
[Name of Institution]
By:      _________________________

[Name]

[Title]


                                     EX E-1

                                    EXHIBIT F

                       FORM OF MASTER REPORTING AGREEMENT
















































                                     EX F-1